UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ModivCare Inc.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

modivcare

2022 Notice of Annual Meeting and Proxy Statement

Dear Stockholder:
May 2, 2022
We are pleased to invite you to attend the 2022 Annual Meeting of Stockholders of ModivCare Inc., which will be held on Tuesday, June 14, 2022, at 10:00 a.m. Mountain Daylight Time, at 6900 Layton Avenue, 12th Floor, Denver, CO 80237.
At the annual meeting you will be asked to consider and vote on the proposals described in the accompanying notice of annual meeting and proxy statement, as well as such other business as may properly come before the annual meeting.
Your vote is important, and we encourage you to vote promptly. For record holders, regardless of whether you are able to attend the upcoming annual meeting in person, please follow the instructions contained in the proxy statement on how to vote via the Internet, by telephone, or request a paper proxy card to complete, sign and return by mail so that your shares may be voted. If your shares are held in the name of a broker, bank or other intermediary holder of record, follow the voting instructions you receive from the holder of record to vote your shares.
On behalf of the board of directors and management of the Company, I extend our appreciation for your continued support.

Daniel E. Greenleaf
President and Chief Executive Officer
Modivcare 2022 Proxy Statement

The leader with the
power to disrupt the
way care is delivered
in America.
Modivcare brings personal care, food, remote patient
monitoring and transportation to those who need it most.

Notice of
Annual Meeting
of Stockholders
To our Stockholders:
Notice is hereby given that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of ModivCare Inc. (the “Company”) will be held at 6900 Layton Avenue, 12th Floor, Denver, CO 80237, at 10:00 a.m. Mountain Daylight Time on Tuesday, June 14, 2022. The Annual Meeting is being held for the following purposes:
1	To elect three Class 1 directors, each to serve for a three-year term until the 2025 annual meeting of stockholders and until his or her successor has been duly elected and qualified;
2	To hold a non-binding advisory vote to approve named executive officer compensation;
3	To approve the Employee Stock Purchase Plan for the Company;
4	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2022 fiscal year; and
5	To transact such other business as may properly come before the Annual Meeting or any adjournment, postponement or rescheduling thereof.
Only stockholders of record of the Company’s common stock, $0.001 par value per share, as shown by the transfer books of the Company, at the close of business on April 19, 2022, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment, postponement or rescheduling thereof.
All stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, however, you are urged to vote your shares in advance of the Annual Meeting by using one of the methods outlined in the proxy statement.

Meeting Date June 14, 2022 Meeting Time 10:00 a.m. Mountain Daylight Time Meeting Place 6900 Layton Avenue, 12th Floor, Denver, CO 80237
Modivcare 2022 Proxy Statement

May 2, 2022
Denver, Colorado
By Order of the Board of Directors,

Jonathan Bush
Senior Vice President, General Counsel & Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Tuesday, June 14, 2022. The Proxy Statement, form of proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available free of charge at www.proxyvote.com.
We have elected to provide access to you to our proxy materials over the Internet, and we have mailed to you a Notice of Internet Availability of Proxy Materials with instructions for accessing our proxy materials and voting via the Internet and for how you may obtain paper copies of our proxy materials if you so choose.

Your vote is important.
In order to ensure your representation at the meeting, please vote your shares using one of the methods outlined in the accompanying proxy statement as promptly as possible. See “Voting Procedures” in the proxy statement for further details. If you do attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person.

ii
Modivcare 2022 Proxy Statement

1	Proxy Statement for 2022 Annual Meeting of Stockholders
2	Proxy Statement Summary
5	Voting Procedures
8	Voting Securities of Certain Beneficial Owners and Management
10	Proposal 1 Election of Directors
22	Corporate Governance
33	Executive Compensation
56	Proposal 2 Advisory vote to approve named executive officer compensation
58	Proposal 3 Approval of the ModivCare Inc. employee stock purchase plan
62	Proposal 4 Ratification of appointment of independent registered public accounting firm
63	Audit Committee Report
64	Independent Registered Public Accountants
65	Stockholder Proposals for 2023 Annual Meeting
66	Other Matters
67	Additional Information
68	Householding
Modivcare 2022 Proxy Statement

Proxy Statement For 2022
Annual Meeting of Stockholders
2022 Annual Meeting of Stockholders
This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ModivCare Inc., a Delaware corporation, for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, to be held at 6900 Layton Avenue, 12th Floor, Denver, CO 80237, at 10:00 a.m. Mountain Daylight Time on Tuesday, June 14, 2022, and at any adjournment, postponement or rescheduling of the meeting, for the purposes set forth herein and in the attached notice of the Annual Meeting.
As is the practice of many other companies, the Company provides proxy materials by a “notice and access” process through the Internet. Those stockholders who wish to receive paper proxy materials may request a complimentary copy from the Company by following the instructions on the notice they received.
Only stockholders of record, as shown on the transfer books of the Company, at the close of business on April 19, 2022 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment, postponement or rescheduling thereof. On the Record Date, there were 14,044,487 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), outstanding and entitled to vote at the Annual Meeting, including 9,784 restricted shares that do not have the right to vote. The Common Stock is the only outstanding class of capital stock of the Company with voting rights. The Common Stock votes as a single class, with each share of Common Stock entitled to one vote on each matter to be considered at the Annual Meeting.
The principal executive offices of the Company are located at 6900 Layton Avenue, 12th Floor, Denver, CO 80237 and the telephone number of the Company is (303) 728-7043. References to the “Company,” “ModivCare,” “we,” “us” or “our” and similar terms mean ModivCare Inc. and, except as otherwise specified herein, its subsidiaries. When such terms are used in reference to the Common Stock, they refer specifically to ModivCare Inc.
This Proxy Statement and accompanying proxy card are being provided to Company stockholders on or about May 2, 2022.

Modivcare 2022 Proxy Statement

Proxy Statement
Summary
Proposals to Be Voted Upon at the Annual Meeting
	Proposal Description	Board Recommendation	Where to Find More Information
1	Election of three Directors	FOR all nominees	Pages 10 to 21
2	Non-binding advisory vote to approve named executive officer compensation	FOR	Pages 56 to 57
3	Approval of the ModivCare Inc. Employee Stock Purchase Plan	FOR	Pages 58 to 64
4	Ratification of appointment of KPMG LLP as the independent registered public accounting firm of the Company for 2022	FOR	Pages 62 to 62
About the Company
ModivCare is a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for public and private payors and their patients. Its value-based solutions address the social determinants of health, or SDoH, enable greater access to care, reduce costs, and improve outcomes. ModivCare is a leading provider of non-emergency medical transportation, or NEMT, personal care, and remote patient monitoring, or RPM, solutions. The technology-enabled operating model includes NEMT core competencies in risk underwriting, contact center management, network credentialing, claims management and non-emergency medical transportation management. Additionally, its personal care services include placements of non-medical personal care assistants, home health aides and nurses. ModivCare serves primarily Medicare and Medicaid patient populations in need of care monitoring and assistance performing daily living activities in the home setting, including senior citizens and disabled adults.
Corporate Governance Highlights

We have structured our corporate governance program to promote the long-term interests of shareholders, strengthen the accountability of our Board of Directors (“Board”) and management, and help build public trust in the Company.

Highlights of our efforts include:

Separation of the Chair of the Board and Chief Executive Officer roles

All Board committees chaired by independent directors, and all directors are independent other than our CEO director

Active Board and Board committee role in overseeing management of the Company’s risks

Annual Board and Board committee self-evaluations

Equity ownership guidelines for directors and executive officers

Cash and equity award plans with clawback provisions

Anti-hedging and anti-pledging policies for directors and executive officers

Reasonable director tenure, with an average of five years of service

Regular executive sessions of non-employee directors

No poison pill

Modivcare 2022 Proxy Statement

|	Proxy Statement Summary
ModivCare’s remote patient monitoring services include personal emergency response systems, vitals monitoring and data-driven patient engagement solutions. ModivCare is further expanding its offerings to include meal delivery to food-insecure individuals.
ModivCare’s solutions are designed to help health plans manage risks, close care gaps, reduce costs, and connect members to care. Through the combination of its historical NEMT business, its in-home personal care business that consists of Simplura Health Group (“Simplura”) and Care Finders Total Care LLC (“Care Finders”), along with its recent addition of the remote patient monitoring business through its acquisition of VRI Intermediate Holdings, LLC (“VRI”). ModivCare now has united four complementary healthcare businesses that serve similar, highly vulnerable patient populations.
Business Highlights
Under the leadership of Chief Executive Officer, Daniel Greenleaf, the Company continued in 2021 the transformation of its business and technology that had positive impacts on our clients, transportation providers and members, as detailed below.
Some of these transformational efforts included:
•
We enhanced our senior leadership, resulting in an experienced team with a track record of operational excellence, including our Chief Human Resource Officer, Chief Financial Officer, Chief Information Officer, General Counsel, Chief Accounting Officer, Chief Compliance Officer, and in 2022, President Transportation, President Home and Chief Commercial Officer

•	We acquired Care Finders Total Care LLC in 2021, an in-home personal care business, and VRI Intermediate Holdings, LLC in 2021, a remote patient monitoring company
•	We successfully rebranded the Company in 2021, renaming the Company to Modivcare, defining our new Purpose, Vision, and Values
Performance Highlights
The efforts of this strong leadership team resulted in a significant improvement in the financial results, with Adjusted EBITDA* increasing significantly for the years ended December 31, 2021 and December 31, 2020, as compared to the year ended December 31, 2019, while revenue increased significantly for the year ended December 31, 2021, as compared to the years ended December 31, 2020, and December 31, 2019, as demonstrated below.

*
Adjusted EBITDA is a financial measure that is not presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. A reconciliation of Adjusted EBITDA to net income (loss) from continuing operations, its most directly comparable GAAP financial measure, is provided in Appendix A to this Proxy Statement.

Executive Compensation Highlights
ModivCare executive compensation practices are designed specifically to meet four key objectives:

Align the interests of our leaders with those of our investors by offering compensation based on both long-term and annual business results and delivering a large portion of the total pay opportunity in ModivCare equity

Balance rewards for both short-term results and the long-term strategic decisions needed to ensure sustained business performance over time

Attract and retain highly qualified strategic senior leaders needed to drive a healthcare services enterprise to succeed in today’s highly competitive marketplace

Motivate our leaders to deliver a high degree of business performance without encouraging excessive risk taking

Our Compensation Committee uses balanced compensation practices to ensure that there is alignment in pay for performance for our executives.

Modivcare 2022 Proxy Statement

|	Proxy Statement Summary
Diversity and Inclusion Highlights
Our employees reflect the communities in which we live and work, and the customers we serve, and they possess a broad range of thought and experiences that have helped us achieve our successes to date. A key component of our growth and success is our focus on inclusion and diversity. We believe this commitment allows us to better our understanding of patient and customer needs, and develop technologies and solutions to meet those needs. We have made progress in our workforce diversity representation, including having a majority of our team members who self-identify as an underrepresented minority, and we continue to seek to improve in this important area. We have established goals to continue improving our hiring, development, and retention of diverse employees and our overall diversity representation, including within our executive management team, in an effort to be a socially responsible community member. Impacts of the Company’s diversity and inclusion initiatives include:
•	A Chief Diversity Officer, Nathan Vaughn, to lead our Diversity, Equity, and Inclusion initiatives;
•	A 10-member Board that includes two members who self-identify as a female and two members who self-identify as an underrepresented minority; and
•	Company-wide leadership ranks (director and above) that consist of approximately 45% of individuals who self-identify as an underrepresented minority and approximately 44% who self-identify as female.
Environmental, Social and Governance Highlights
We have been implementing Environmental, Social and Governance (“ESG”) practices intended to create value for our stockholders by building stakeholder trust, driving innovation, mitigating risk, fostering employee engagement, increasing productivity and reducing costs. We focus on ESG risks and opportunities that are believed to be the most relevant to our business and the most impactful to our stakeholders and the communities we serve. In furtherance of these efforts, we are actively:
•	evaluating where we may appropriately seek to reduce our and our partners’ environmental footprints associated with our operations;
•	investing in our employees and creating a diverse and inclusive working environment across our business offerings; and
•	developing appropriate governance structures and controls, goal setting strategies, and risk identification and mitigation programs to support our approach to long-term value creation.

Modivcare 2022 Proxy Statement

Voting Procedures
The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions will be included in the number of shares present at the Annual Meeting for the purposes of determining the presence of a quorum. So-called “broker non-votes” (that is, when a broker or other entity that is the record holder of shares of Common Stock votes on a “routine matter” (as discussed below) without voting instructions from the beneficial owner but cannot vote on another particular proposal because the broker or other entity does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner regarding that proposal) are not relevant in determining the absence or presence of a quorum at the Annual Meeting.
If you hold your shares in “street name” (that is, your shares are held in an account at and registered in the name of a brokerage firm, bank, broker-dealer or similar organization), your broker or other organization may vote your shares under limited circumstances if you do not provide voting instructions before the Annual Meeting. These circumstances include voting your shares on so-called “routine matters,” such as the ratification of the appointment of our independent registered public accounting firm. With respect to routine matters, if you do not vote your shares, your bank, broker or other organization may vote your shares on your behalf or leave your shares unvoted. The election of directors, the non-binding advisory vote approving executive compensation and the approval of the Company’s Employee Stock Purchase Plan, however, are not considered routine matters. When a proposal is not a routine matter and the brokerage firm or other organization has not received specific voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. In circumstances when there are both routine matters and matters that are not routine being considered at the same meeting, such as at our upcoming Annual Meeting, the record owner brokers or other organizations that do not receive specific voting instructions from their beneficial owners are “entitled to vote” on the routine matter but not “entitled to vote” on the non-routine matters. This circumstance results in a “broker non-vote” on each of the non-routine matters. Accordingly, it is particularly important that beneficial owners instruct their brokers or other organizations how they wish to vote their shares on all matters to ensure their votes are counted as intended.
Approval of Proposal 1
Requires that the number votes cast for each director nominee must exceed the number of votes cast against the election of each director nominee. Abstentions and broker non-votes are not considered votes cast for or against the election of directors and thus will have no effect on the election of directors. In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), cumulative voting is not permitted for the election of directors.
Approval of Proposals 2 and 3
Requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions are considered present and entitled to vote on these proposals and will have the same legal effect as votes against such proposals. As a non-routine matter, we expect broker non-votes on these proposals, which will count neither as votes for nor against such proposals at the Annual Meeting because they represent shares not “entitled to vote” on the matters and will thus have no effect on the outcome of the voting on these proposals.

Modivcare 2022 Proxy Statement

|	Voting Procedures
Approval of Proposal 4
Requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions are considered present and entitled to vote on Proposal 4 and will have the same legal effect as votes against such proposal. There are not expected to be any broker non-votes associated with this proposal, as the ratification of the appointment of our independent registered public accounting firm is a routine matter upon which record holder brokers and other organizations are entitled to vote the shares without specific instructions from their beneficial owners. As a result, if your shares are held in “street name” and you do not give your bank, broker or other organization instructions on how to vote, your shares may be voted by the bank, broker or other organization in its discretion.
Notice and Access
The Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Stockholders will have received a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the full proxy materials and voting via the Internet. The Notice will also provide information on how stockholders may obtain, without charge, paper copies of our proxy materials. The Company’s proxy materials are also available at www.proxyvote.com.
Stockholder of Record
If you are the stockholder of record with respect to your shares (that is, your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A.), you may vote using the following methods:
In Person. You may vote in person at the Annual Meeting by requesting a ballot from a Company representative when you arrive.
Internet. You may vote by Internet at www.proxyvote.com. You will be prompted to enter your Control Number located on the Notice or proxy card and then follow the instructions provided to vote.
Telephone. You may vote by telephone at (800) 690-6903. You will be prompted to enter your Control Number located on the Notice or proxy card and then follow the instructions provided to vote.

Mail. If you requested printed copies of the proxy materials by mail, you may vote by proxy at the Annual Meeting by filling out the proxy card and following the voting instruction form included with your proxy materials and returning the properly completed proxy card in the envelope provided.

The deadline for registered stockholders to vote by Internet, telephone or mail is 11:59 p.m. Eastern Time on June 13, 2022.
Beneficial Owner of Shares Held in Street Name
If you are the beneficial owner of shares held in street name (that is, your shares are held in an account at and registered in the name of a brokerage firm, bank, broker-dealer or similar organization), you may vote using the following methods:

In Person. You must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot from a Company representative when you arrive. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to a Company representative to be provided to the inspector of elections.

Internet and Telephone. See the materials you received from your broker or other record holder organization to determine your ability to instruct your broker or other organization how you wish to cast your vote by Internet or telephone.

Mail. If you requested printed copies of the proxy materials by mail, you may vote by following the instructions of your bank, broker or other organization about how you wish to cast or instruct your organization how to cast your vote.

Modivcare 2022 Proxy Statement

|	Voting Procedures
Changing or Revoking Your Vote
If you are a record holder of shares of Common Stock, after voting, you may change your vote one or more times by completing and returning a later dated and new proxy card to the Company, by voting again either by Internet or telephone as described in this Proxy Statement, or by voting in person at the Annual Meeting. You may request a new proxy card from the Company’s Corporate Secretary at the address below. You may revoke a proxy before its exercise by filing written notice of revocation with the Company’s Corporate Secretary at 6900 Layton Avenue, 12th Floor, Denver, CO 80237, before the Annual Meeting. The last vote received chronologically will supersede any prior votes. The deadline for registered stockholders to change their vote by Internet or telephone is 11:59 p.m. Eastern Time on June 13, 2022.
If you hold your shares as a beneficial holder through a brokerage firm, bank, broker-dealer or similar organization, please refer to your organization’s proxy card or other information forwarded by such organization to learn how you can revoke your proxy instructions and change your or your organization’s vote.
Failure to Provide Voting Instructions
Other than with respect to broker non-votes, if you submit a signed proxy card or vote by Internet or telephone, but do not indicate how you want your shares voted, the persons acting as proxies will vote your shares of Common Stock:
“FOR” the election of the nominees, Richard A. Kerley, Stacy Saal and Christopher S. Shackleton, as Class 1 directors;	“FOR” the non-binding advisory vote to approve named executive officer compensation;	“FOR” the approval of the Employee Stock Purchase Plan;	“FOR” the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2022 fiscal year; and
with respect to any other matter that properly comes before the Annual Meeting, which is not expected, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interests of the Company and its stockholders.
Solicitation of Proxies
The entire cost of soliciting proxies, including the costs of preparing, assembling and, to the extent applicable, mailing the Notice, this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders, will be borne by the Company. In addition to solicitation by mail, officers, directors or employees of the Company may solicit proxies in person or by telephone, facsimile or similar means without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for sending proxy materials and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”) to the beneficial owners of the shares they hold of record.
As mentioned above, the Company is not presently aware of any matters that will be brought before the Annual Meeting that are not reflected in the attached Notice of the Annual Meeting. If any such matters are brought before the Annual Meeting, the persons acting as proxies will act or vote in accordance with their best judgment.

Modivcare 2022 Proxy Statement

Voting Securities of Certain Beneficial Owners and Management
The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of ModivCare’s Common Stock by (a) each stockholder known by us to own beneficially more than 5% of the outstanding voting power of our Common Stock, (b) each of ModivCare’s directors and nominees for director, (c) each of ModivCare’s executive officers named in the “Summary Compensation Table” which follows, who are our named executive officers, and (d) all of ModivCare’s directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to the shares and the address for each beneficial owner of more than 5% of our Common Stock, director, director nominee and named executive officer is: c/o ModivCare Inc., 6900 Layton Avenue, 12th Floor, Denver, CO 80237.
Name of Beneficial Owner	No. of Shares of Common Stock Beneficially Owned(1)	Percent of Class(1)
5% or greater security holders
BlackRock, Inc.(2)	1,989,230	14.2%
Coliseum Capital Management, LLC(3)	1,282,055	9.1%
The Vanguard Group(4)	909,894	6.5%
T. Rowe Price Associates, Inc.(5)	804,504	5.7%
Directors
Todd J. Carter(6)	11,582	*
David A. Coulter(6)	22,777	*
Garth Graham(6)	649	*
Daniel E. Greenleaf(7)	106,195	*
Richard A. Kerley(6)	35,703	*
Leslie V. Norwalk(6)	13,635	*
Stacy Saal(6)	1,226	*
Rahul Samant(6)	1,033	*
Christopher S. Shackelton(8)	1,282,055	9.1%
Frank J. Wright(6)	14,366	*
Non-Director Named Executive Officers
L. Heath Sampson(9)	3,732	*
Grover N. Wray(10)	—	—
Walt Meffert(11)	4,699	*
Kenneth W. Wilson	—	—
Kevin M. Dotts	—	—
All current directors and executive officers as a group (16 persons)	1,500,683	10.7%
*	Less than 1%
1.
The securities “beneficially owned” by each stockholder are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they may include securities to which the stockholder has or shares voting or investment power or has the right to acquire voting or investment power within 60 days of the Record Date. Beneficial ownership may be disclaimed as to certain of the securities. As of the Record Date there were 14,044,487 shares of the Common Stock outstanding (including 9,784 restricted shares that do not have the right to vote). The Common Stock is the only outstanding class of capital stock of the Company with voting rights. The Common Stock votes as a single class, with each share of Common Stock entitled to one vote on each matter presented at the Annual Meeting.

2.
This information is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. (55 East 52nd Street, New York, NY 10055) on January 28, 2022, and includes 24,007 shares with respect to which the reporting person reports having no voting power.

Modivcare 2022 Proxy Statement

|	Voting Securities of Certain Beneficial Owners and Management
3.
This information is based on ownership information reported in the Schedule 13D/A filed with the SEC on September 9, 2021 by Coliseum Capital Management, LLC (“CCM”), Coliseum Capital, LLC (“CC”), Coliseum Capital Partners, L.P. (“CCP”), Coliseum Capital Partners II, L.P. (“CCP2”), Adam Gray and Christopher Shackelton (105 Rowayton Avenue, Rowayton, CT 06853) and on the Forms 4 filed with the SEC by the same entities and individuals on February 9, 2022 and February 14, 2022. Based on information available in the Schedule 13D/A and Forms 4, the shares are held directly by (a) CCP, an investment limited partnership of which CC is general partner and for which CCM, a Delaware limited liability company, serves as investment adviser, (b) CCP2, an investment limited partnership of which CC is general partner and for which CCM serves as investment adviser, (c) a separate account investment advisory client of CCM (the “Separate Account,” and, collectively with CCP and CCP2, the “Coliseum Stockholders”). CCM, Christopher Shackelton, and Adam Gray each have shared voting and shared dispositive power over 1,282,055 shares, CC has shared voting and shared dispositive power over 953,360 shares, CCP has shared voting and shared dispositive power over 840,023 shares, CCP2 has shared voting and shared dispositive power over 113,337 shares, and the Separate Account has shared voting and shared dispositive power over 328,695 shares. Christopher Shackelton, the Chairman of our Board, and Adam Gray are managers of and have an ownership in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by CCP, CCP2 and the Separate Account due to CCM’s right to receive performance-related fees from the Separate Account and CC’s right to receive performance-related fees from CCP and CCP2. Each of Christopher Shackelton, Adam Gray, CCP, CCP2, the Separate Account, CC and CCM disclaims beneficial ownership of these securities except to the extent of that person’s own pecuniary interest therein.

4.
This information is based on the Schedule 13G/A filed with the SEC by The Vanguard Group (100 Vanguard Blvd., Malvern, PA 19355) on February 10, 2022, and includes (1) 14,775 shares with respect to which the reporting person reports having shared voting power and (2) 24,302 shares with respect to which the reporting person reports having shared dispositive power.

5.
This information is based on the Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. (100 E. Pratt Street, Baltimore, MD 21202) on February 14, 2022, and includes 593,786 shares with respect to which the reporting person reports having no voting power.

6.	The shares reported do not include 1,223 unvested restricted stock awards.
7.
The shares reported include 89,006 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. The shares reported do not include 30,530 unvested restricted stock units or 18,340 unvested Performance Restricted Stock Units (“PRSUs”)

8.
Includes shares of Common Stock held by the Coliseum Stockholders (for additional information see (3) above). Christopher Shackelton disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

9.
The shares reported include 3,123 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. The shares reported do not include 4,052 unvested restricted stock units or 4,401 unvested PRSUs.

10.	The shares reported do not include 1,939 unvested restricted stock units.
11.
The shares reported include 3,732 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. The shares reported do not include 2,547 unvested restricted stock units.

Modivcare 2022 Proxy Statement

Proposal One:
Election of Directors
The Company’s Second Amended and Restated Certificate of Incorporation, as amended, provides that the number of directors be between four and eleven, as determined by the Board. The Board currently has established the total number of directors to be ten directors divided into three classes, serving staggered three-year terms. Each class is to be as nearly equal in size as possible. At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third annual meeting following their election or until their successors have been duly elected and qualified, or until the earlier of their death, resignation or removal.
Under the Company’s Bylaws, to be elected in an uncontested election such as the election at this year’s Annual Meeting, a director nominee must receive more votes cast for such director nominee than cast against such director nominee. In an uncontested election, an incumbent director nominee must submit an irrevocable resignation that will be given effect only if (i) that director receives fewer votes cast for the director than against the director, and (ii) the resignation is accepted by the Board in accordance with the policies and procedures adopted by the Board for such purpose. In the event an incumbent director does not receive more votes cast for the director than against in an uncontested election, the Nominating and Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation or whether other action should be taken. The Board is required to act on the Nominating and Governance Committee’s recommendation no later than 90 days following certification of the stockholder vote. If any incumbent director does not receive more votes cast for the director’s election than against, the Board will publicly disclose its decision regarding accepting or not accepting a resignation within four business days of reaching its decision.
The Board proposes the election of Richard A. Kerley, Stacy Saal and Christopher S. Shackleton as Class 1 directors. The director nominees were nominated by the Nominating and Governance Committee of our Board, which nomination was confirmed by the Board. Each nominee has consented to serve as a nominee for election to the Board, to be named in the Proxy Statement and to serve as a member of the Board if elected by the Company’s stockholders. Information regarding each nominee is set forth below.
The Board has no reason to believe that the Board’s nominees will be unable to serve or will not serve if elected. If, at the time of the annual meeting, any nominee becomes unavailable for any reason for election as a director, the persons entitled to vote as proxy will vote for the election of such substitute(s), if any, as the Board may recommend.

Board Recommendation
Board unanimously recommends that the stockholders vote “FOR” the election of Richard A. Kerley, Stacy Saal and Christopher S. Shackleton as directors of the Company for the ensuing term.

1
Class I Directors
• Richard A. Kerley
• Stacy Staal
• Christopher S. Shackleton

2
Class II Directors
• David A. Coulter
• Leslie V. Norwalk
• Rahul Samant
• Daniel E. Greenleaf

3
Class III Directors
• Todd J. Coulter
• Garth Graham
• Frank J. Wright

Modivcare 2022 Proxy Statement

|	Proposal One
If elected, Richard A. Kerley, Stacy Saal and Christopher S. Shackleton are each expected to serve until the 2025 annual meeting of stockholders and until his successor is duly elected and qualified. Messrs. Kerley and Shackleton and Ms. Saal are incumbent directors of the Company.
Unless directed otherwise, the persons acting as proxies intend to vote for the election of the listed nominees or, in the event of death, disqualification, refusal or inability of a nominee to serve, for the election of such other person as the Board may recommend in the place of such nominee to fill the vacancy.
The Board unanimously recommends that the stockholders vote “FOR” the election of Richard A. Kerley, Stacy Saal and Christopher S. Shackleton as directors of the Company for the ensuing term.
The following table sets forth information with respect to the current directors and the director nominees as of the Record Date.
Name	Age	Class	Term Expires
Todd J. Carter	58	3	2024
David A. Coulter	74	2	2023
Garth Graham	48	3	2024
Richard A. Kerley†	72	1	2022
Leslie V. Norwalk	56	2	2023
Stacy Saal†	48	1	2022
Rahul Samant	56	2	2023
Christopher S. Shackelton†	42	1	2022
Frank J. Wright	74	3	2024
Daniel E. Greenleaf	57	2	2023
† = Director Nominee
The process undertaken by the Nominating and Governance Committee in selecting qualified director candidates is described below under the caption “Corporate Governance—Director Nomination Process—Director Nominee Selection Process.” Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in each director’s biography.

Modivcare 2022 Proxy Statement

|	Proposal One
Director Nominees

Board Committees: Chairperson of the Compensation Committee and Chairperson of the Audit Committee
Director Since: 2010
Richard A. Kerley

Mr. Kerley served as the Senior Vice President, Chief Financial Officer and member of the board of directors of Peter Piper, Inc., a privately held pizza and entertainment restaurant chain, from November 2008 to December 2014, when he retired. From July 2005 to October 2008, Mr. Kerley served as the Chief Financial Officer of Fender Musical Instruments Corporation. From June 1981 to July 2005, Mr. Kerley was an audit partner with Deloitte & Touche LLP. Prior to becoming a partner at Deloitte & Touche, Mr. Kerley served as an audit manager and staff accountant from August 1971 to June 1981. Mr. Kerley also serves on the board of Cavco Industries, Inc., one of the largest producers of manufactured homes in the United States, and served on the board of The Joint Corp., a publicly traded operator, manager and franchisor of chiropractic clinics from September 2015 until June 2019. He received a bachelor’s degree in accounting from Marshall University in 1971.

Mr. Kerley served as a senior financial executive with experience in a variety of operational issues, financial budgeting, planning and analysis, capital investment decisions, mergers and acquisitions, operational and financial controls, internal and external reporting, financings and public offerings and filings with the SEC. This strong financial background provides the Board with financial expertise, including an understanding of financial statements, finance, capital investing strategies and accounting.

Board Committees: Compensation Committee
Director Since: 2021
Stacy Saal

Stacy Saal currently serves as Chief Operating Officer of Fabric Inc., a commerce platform software company to the retail industry. Ms. Saal served as Chief Operating Officer of Babylon Inc, a technology-driven digital health company from February 2021 until her move to Fabric Inc. in February 2022. Previously, she was the General Manager and Chief Operating Officer of the Prime Air division of Amazon.com, Inc. from 2018 until 2021. Prior to that, she held various executive leadership roles in marketing, operations, and general management at Amazon from 2008 until 2018, including as Global Program Leader and Head of Global Marketing, Membership and Customer Experience of Amazon Fresh from 2016 until 2018 and General Manager of Prime Now from 2015 until 2016. Before joining Amazon, Ms. Saal was Vice President of Operations at GlobalWine, Chief Executive Officer of Tom’s Cookies, and Director of Demand Planning for the Dockers Brand at Levi Strauss & Co. At the start of her career, Ms. Saal held merchandising, operational and supply chain optimization roles at Williams-Sonoma, Inc. She graduated with a Bachelor of Art in Economics from Sonoma State University.

Ms. Saal has nearly twenty-five years of broad leadership experience in strategy, team building, marketing, operations, and product management all unified by a strong focus on the customer experience, which provides the Board with valuable business and operating expertise.

Modivcare 2022 Proxy Statement

|	Proposal One

Chairman of the Board
Director Since: 2012
Christopher S. Shackelton

Christopher S. Shackelton was appointed Chairman in 2012 and served as Interim CEO in 2015. Mr. Shackelton is managing partner and co-founder of Coliseum Capital Management, a private investment firm that invests with a long-term orientation in undervalued companies. Previously, Mr. Shackelton worked at Watershed Asset Management, an employee-owned, alternative investment firm, and Morgan Stanley & Co., an investment bank and financial services company. Mr. Shackelton also serves on the boards of Lazydays Holdings, Inc., an operator of recreational vehicle dealerships, and Universal Technical Institute, a technical training school for the transportation industry, and as Chairman of the Board of Medalogix, LLC, a heathcare data analytics company, as well as, from time to time, private companies. Mr. Shackelton was previously Chairman of Rural/Metro Corp, an emergency ambulance company, from December 2010 to June 2011 and served on the boards of BioScrip Inc., an infusion services company from March 2015 to August 2019, LHC Group Inc., a nursing care company from November 2012 through August 2017, Advanced Emissions Solutions Inc., a clean energy technology company, from August 2014 through May 2016, and Interstate Hotels Inc., a global hotel management company, from February 2009 through March 2010. Mr. Shackelton is actively involved in multiple charitable organizations. Mr. Shackelton received a bachelor's degree in Economics from Yale College in 2001.

Christopher Shackelton's experience creating stockholder value for a wide range of companies provides the Board with valuable business leadership and strategic focus. Mr. Shackelton brings financial, investing and accounting experience from other public company boards on which he led mergers and acquisitions, financings, restructurings and other initiatives. Furthermore, Christopher Shackelton's in-depth knowledge of the healthcare industry is particularly beneficial to the Board.

Modivcare 2022 Proxy Statement

|	Proposal One
Continuing Directors

Board Committees: Compensation Committee member
Director Since: 2016
Todd J. Carter

Todd J. Carter is Chairman of Global Technology at Houlihan Lokey. Prior to assuming his role at Houlihan Lokey in October 2021, Mr. Carter served as Chief Executive Officer and Co-Founder of GCA Advisors, LLC (“GCA”), a global independent investment banking firm, since 2008 until GCA was acquired by Houlihan Lokey in October 2021. Mr. Carter also served on the board of directors of GCA. Prior to that, Mr. Carter served as Chairman, President and Chief Executive Officer of Savvian Inc., a global investment banking firm, and Perseus Group, a global asset management and investment banking firm. Prior to 2003, he was President of Robertson Stephens & Company Inc., a global investment banking and asset management firm, and served on the firm’s board of directors. Earlier in his career, Mr. Carter was employed by McKinsey & Company and Smith Barney Inc. Over the past two decades, Mr. Carter has advised on over 1,500 mergers and acquisitions, financings, takeover defenses, leveraged buyouts, divestures, leveraged recapitalizations, joint ventures, stock buybacks, and restructurings and has been actively involved as an early-stage and growth investor, primarily focused on the technology industry. He has invested in more than 100 companies, several of which he co-founded. Mr. Carter has also served on a number of public and private company boards as well as advisory and nonprofit boards. In the nonprofit area, he currently serves on UCSF’s Board of Overseers and the boards of Education SuperHighway and The Conservation Fund. Other selected involvement includes serving as Chairman of OneD Battery Science, a nanowire-material, high-performance battery company, and on advisory boards such as Foresite Capital and Victory Park Capital. Mr. Carter received a bachelor’s degree from the University of Texas and a master of business administration degree from Harvard Business School.

Mr. Carter brings to the Board global investment banking experience, including his service as founder and chief executive officer of a large independent global investment bank, and his extensive financial expertise and experience in the transaction advisory industry, as well as a broad span of expertise in the financial advisory and mergers and acquisitions sectors.

Modivcare 2022 Proxy Statement

|	Proposal One

Board Committees: Nominating and Governance Committee member
Director Since: 2016
David A. Coulter

Mr. Coulter is a Special Limited Partner of Warburg Pincus LLC, a global private equity firm focused on growth investing. During the past 11 years, he served in various roles at Warburg Pincus, including Vice Chairman as well as Managing Director and senior advisor focused on the firm’s financial services investment activities. Prior to that, Mr. Coulter held a series of positions at J.P. Morgan Chase and was a member of its Office of the Chairman. He also served as Chairman and Chief Executive Officer of Bank of America Corporation. Mr. Coulter is currently a director of Warburg Pincus Capital Corporation I-B (NYSE:WPCB), a publicly traded special purpose acquisition corporation, and Varo, Inc., a digital bank and financial services company. He is also a board member of Innovu, American Prairie Reserve, Carnegie Mellon University, Third Way, the Northern California Asia Society, and a board member Emeritus at Lincoln Center. He previously served as a director of Triton International Ltd. (NYSE:TRTN), a publicly traded global intermodal container leasing company, from 2015 until 2021. Mr. Coulter received a bachelor’s degree and master’s degree from Carnegie Mellon University, and currently serves as Chair of the Board of Trustees.

Mr. Coulter’s experiences as both a senior executive of publicly traded financial services corporations, and as a director of public and private companies, provides the Board with extensive executive experience with regard to matters of interest to financial institutions, including risk, compensation, corporate governance and mergers and acquisitions.

Modivcare 2022 Proxy Statement

|	Proposal One

Board Committees: Nominating and Governance Committee
Director Since: 2021
Garth Graham, MD

Garth Graham, MD, currently serves as Director and Global Head of Healthcare and Public Health for Google and YouTube at Alphabet, Inc. Previously, he was Chief Community Health Officer at CVS Health Corporation from 2018 until 2020. Dr. Graham was also President of the Aetna Foundation from 2013 until 2019, as well as Vice President of Community Health at Aetna, Inc. from 2017 until its acquisition by CVS Health Corporation in 2018. Prior to that, he served as Assistant Dean of Health Policy and Chief of Health Services Research at University of Florida’s Department of Medicine, and as Attending Physician at The Massachusetts General Hospital. Dr. Graham started his career serving in two U.S. administrations as U.S. Deputy Assistant Secretary for Health, where he led the development of the federal government’s first national health disparities plan. He is an elected member of the National Academy of Medicine and serves on several boards, including: the National Heart, Lung, and Blood Institute Advisory Council; the Institute of Medicine Board on Population Health; and the Board of the National Quality Forum. Dr. Graham is currently a director on the board of Science Applications International Corp. (NYSE: SAIC), a technology-driven company focused on digital transformation across multiple markets. He graduated with a Bachelor of Science in Biology from Florida International University, a Master of Public Health from Yale School of Public Health, and a Doctor of Medicine from Yale University’s School of Medicine.

Dr. Graham has approximately two decades of extensive healthcare experience, with an emphasis on community and public health, which provides the Board with deep insight into healthcare administration and policy. Dr. Graham will be able to help guide the Company’s strategy, particularly in the area of social determinants of health.

Modivcare 2022 Proxy Statement

|	Proposal One

Director Since: 2019
Daniel E. Greenleaf

Daniel E. Greenleaf currently serves as the President and Chief Executive Officer of the Company. Prior to joining the Company, from September 2016 through August 2019, Mr. Greenleaf served as President and Chief Executive Officer of BioScrip, Inc., the largest independent provider of infusion and home care management solutions, where he spearheaded the turnaround and successful merger of BioScrip with Option Care Health (Nasdaq: OPCH). Prior to BioScrip, from December 2013 through September 2016, he served as Chairman and Chief Executive Officer of Home Solutions Infusion Services, a provider of home infusion and home nursing products and services, where he led the turnaround and eventual sale to BioScrip. Prior to joining Home Solutions Infusion Services, from April 2008 through November 2012, Mr. Greenleaf was the President and Chief Executive Officer of Coram Specialty Services, where he was instrumental in growing Coram to become the top-performing home infusion company in the country prior to its sale to CVS. Before joining Coram, Mr. Greenleaf served as President of U.S. Operations for Celltech Biopharmaceuticals. Mr. Greenleaf holds a Bachelor of Arts in Economics from Denison University and a Master of Business Administration from the University of Miami. Mr. Greenleaf is a military veteran, having served as a captain and navigator in the United States Air Force.

Mr. Greenleaf’s significant experience in the healthcare industry, and in particular his experience as Chief Executive Officer of BioScrip, Home Solutions and Coram, are particularly relevant to Mr. Greenleaf’s service on the Board. Further, as the only Board member who is also a member of the Company’s management team, Mr. Greenleaf provides management’s perspective in Board discussions about the operations and strategic direction of the Company.

Board Committees: Chairperson of the Nominating and Governance Committee, Audit Committee member
Director Since: 2015
Leslie V. Norwalk

Since September 2007, Ms. Norwalk has served as Strategic Counsel to Epstein Becker & Green, P.C. From 2001 to 2007, Ms. Norwalk served the Bush Administration in the Centers for Medicare & Medicaid Services (CMS). From 2006 to 2007, she was the Acting Administrator, where she managed the operations of federal health care programs, including Medicare and Medicaid. For the four years prior to that position, she was the agency’s Deputy Administrator. Prior to serving the Bush Administration, Ms. Norwalk practiced law with Epstein Becker & Green, P.C. where she advised clients on a variety of healthcare policy matters. She also served the first Bush administration in the White House Oﬃce of Presidential Personnel and the Oﬃce of the U.S. Trade Representative. Ms. Norwalk is currently a director on the public company boards of NuVasive Inc., a medical device company, Neurocrine Biosciences, Inc., a biopharmaceutical company, and Arvinas Inc., a clinical-stage biopharmaceutical company. She also serves as an Advisor to several private equity funds. She received a bachelor's degree from Wellesley College and a juris doctor degree from George Mason University School of Law.

Ms. Norwalk’s significant healthcare regulatory and policy expertise, including her experiences with the Bush Administration on Medicare and Medicaid matters, provides healthcare industry expertise to the Board. Ms. Norwalk will be able to help guide the Company’s strategy, particularly as the healthcare regulatory environment continues to evolve.

Modivcare 2022 Proxy Statement

|	Proposal One

Board Committees: Audit Committee
Director Since: 2021
Rahul Samant

Rahul Samant currently serves as Chief Information Officer of Delta Air Lines, Inc., a position he has held since 2016. Mr. Samant also serves as Executive Vice President of Delta Air Lines, Inc., a position he has held since 2018, and previously served as Senior Vice President from 2016 until 2018. Prior to that, he was Chief Digital Officer and Global Head of Application Development and Management at American International Group, Inc. and held various technology leadership roles at Bank of America Corporation, including: Chief Information Officer; Head of Technology and Operations for Global Wealth and Investment Management; and Manager and Director of Fixed Income Securities Technology. Mr. Samant commenced his career at Unisys Ltd. He graduated with a Bachelor of Science in Electronics Engineering from University of Mumbai and a Master of Business Administration from Wake Forest University.

Mr. Samant’s extensive leadership experience, which spans over 30 years, provides the Board with important technological and operational expertise.

Board Committees: Audit Committee and Nominating and Governance Committee member
Director Since: 2016
Frank J. Wright

Mr. Wright is founder of PharmaTrust, a firm that provides advisory services to companies and investors engaged in healthcare services and pharmaceutical development and manufacturing. Mr. Wright has almost 40 years of experience in the chemical and pharmaceutical industries. He served as a senior executive of Alexion Pharmaceuticals LLC from 2012 to 2014, as President of European operations, and is a co-founder of Aptuit, an integrated drug development services company. Prior to that, Mr. Wright held a variety of executive positions in multiple pharmaceutical companies, including Glaxo Wellcome (now GlaxoSmithKline). He is a director of Exela Pharma Sciences and ZenQMS LLC, and retired in 2017 as a Director of Laurus Labs Private, Limited and Laurus Synthesis Inc. where he served for 10 years. Mr. Wright received a mechanical engineering degree from the University of Strathclyde, Glasgow.

Mr. Wright has almost 40 years of operational experience in the chemical and pharmaceutical industries, including as the founder of an advisory services firm engaged in healthcare services, pharmaceutical development and manufacturing adding value to the Board. Mr. Wright’s executive leadership and experience provides the Board with operational expertise.

Modivcare 2022 Proxy Statement

|	Proposal One
Non-Director Executive Officers	The following is a brief summary as of the Record Date of the background of each executive officer who is not a director:

Title: President of ModivCare Home
Age: 49
Jason E. Anderson

Has served as President of ModivCare Home since January 2022. He had previously served as the Chief Executive Officer of the Company’s VRI subsidiary, which comprises its remote patient monitoring business, since its acquisition in September 2021. Prior to the acquisition, Mr. Anderson served as VRI’s Chief Executive Officer from 2017 to 2021, and he served as its President and Chief Operating Officer prior to that time from 2015 to 2017. Prior to joining VRI, Mr. Anderson was the Senior Vice President of Sales and Field Operations for Pacific Pulmonary Services (PPS), where he was integral to transforming the company from a small, regional durable medical equipment provider into a national durable medical equipment provider. Prior to joining the private sector, Mr. Anderson served as the Assistant Deputy Mayor for the City of Los Angeles, California. Mr. Anderson received his Bachelor of Business Administration degree in Finance from the University of Notre Dame and Master of Business Administration degree from the Stanford Graduate School of Business.

Title: Senior Vice President, General Counsel and Secretary
Age: 53
Jonathan B. Bush

Has served as Senior Vice President, General Counsel and Secretary since July 2021. Prior to his promotion, Mr. Bush served as the Company’s Vice President, Deputy General Counsel and Assistant Secretary since November 2019. Previously, from August 2018 to October 2019, he was Vice President, Corporate Development and Deputy General Counsel at BioSrip, Inc., an independent provider of infusion and home care management solutions, and prior to then he held a variety of corporate transaction-oriented roles at the private law firms of PilieroMazza PLLC, Dechert LLP, Schulte Roth & Zabel LLP, and Cravath, Swaine & Moore LLP, and in-house at Goldman, Sachs & Co., a global financial institution that delivers a broad range of financial services across investment banking, securities, investment management and consumer banking to its clients. Mr. Bush graduated with an A.B. in Economics from Harvard University and a J.D. from the University of Texas School of Law.

Modivcare 2022 Proxy Statement

|	Proposal One

Title: Chief Information Officer
Age: 56
Walt Meffert

Has served as Chief Information Officer since January 2020. Mr. Meffert has a vast background in multiple industries, including high-tech online service, e-commerce, telecommunications and healthcare. Prior to joining ModivCare, Mr. Meffert served as the Executive Vice President and Chief Information Officer of Versant Health, one of the nation’s leading managed vision care companies, from December 2017 until March 2019. Mr. Meffert also served as Executive Vice President and Chief Information Officer of HVHC Inc. from March 2015 until December 2017. In December 2017, HVHC Inc.’s Davis Vision business was sold to Centerbridge Partners and combined with another business to create Versant Health. From April 2010 until March 2015, Mr. Meffert was the Chief Information Officer of Hanger, Inc., a provider of orthotic and prosthetic services and products. In 2015, while at Hanger, Mr. Meffert was honored with InnoTech Austin’s CIO of the Year award. Mr. Meffert is a graduate of the GE Edison Engineering Development Program and holds a Bachelor of Science degree in Computer Science from the University of Maryland, Baltimore County, and a Master of Science in Computer Science degree from Johns Hopkins University.

Title: Chief Financial Officer
Age: 51
L. Heath Sampson

Joined the Company as Chief Financial Officer on February 26, 2021. Mr. Sampson has nearly three decades of executive and financial leadership experience across a range of private and publicly traded companies. Most recently he served, beginning in April 2015, as Chief Executive Officer of Advanced Emissions Solutions, Inc., an environmental solutions provider to companies in coal-fired power generation, municipal water and other industries primarily through air and water purification control technologies, where he orchestrated a successful company turnaround and transformation, after having served there from August of 2014 as Chief Financial Officer and Treasurer. Prior to that, he held Chief Financial Officer roles at private equity-owned Square Two Financial and within key business units at First Data Corporation. He began his career in auditing and business consulting at Arthur Anderson. Mr. Sampson graduated from the University of Denver with a Bachelor of Business Administration degree in Accounting and a Master of Accountancy degree.

Modivcare 2022 Proxy Statement

|	Proposal One

Title: Vice President, Chief Accounting Officer
Age: 41
Kenneth Shepard

Has served as Vice President, Chief Accounting Officer since July 2021. Prior to his promotion, Mr. Shepard served as the Company’s Vice President, Finance and Controller, since May 2016, and as Director of Accounting from June 2015 through April 2016. Previously, he worked for ten years in assurance at BDO USA, LLP, a professional services firm which delivers assurance, tax, and financial advisory services to its clients around the globe. Mr. Shepard, a Certified Public Accountant, graduated with a B.S. in Accountancy from Southern Illinois University Edwardsville and a Master of Accountancy from University of Alabama, Tuscaloosa.

Title: Chief Human Resources Officer
Age: 61
Grover N. Wray

Has served as Chief Human Resources Officer since October 25, 2021. Prior to his appointment to this office, Mr. Wray performed human resources consulting services to the Company through his consulting company, Animus Advisors LLC. Mr. Wray brings to ModivCare more than three decades of executive leadership experience in human resources, including expertise in talent acquisition and development, organization design and change, and global human resources management across large teams. Prior to joining ModivCare, Mr. Wray was President of Animus Advisors, a management consulting business, from November 2018 until June 2021. Prior to that, he was Senior Vice President, Chief Human Resources Officer at DigitalGlobe, a public company providing satellite imagery, from 2011 to 2016. He also previously served as Executive Vice President, Human Resources at Western Union; Vice President, Leadership Development and Staffing at Janus Capital Group; and Managing Partner - Human Resources, North America at Arthur Andersen. Mr. Wray holds a Bachelor of Science in Sociology and a Masters of Organizational Behavior, both from Brigham Young University.

Modivcare 2022 Proxy Statement

Corporate Governance
Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board periodically reviews its leadership structure.
The Board has determined to separate the roles of Chief Executive Officer (“CEO”) and Chairman of the Board between two individuals. The Board believes this leadership structure is appropriate because it strengthens the Board’s independence and enables the CEO to focus on the management of our business.
Independence of the Board
The Board believes that independence depends not only on our directors’ individual relationships, but also on the Board’s overall attitude. Providing objective, independent judgment is at the core of the Board’s oversight function. Under our corporate governance guidelines, the Board, with the assistance of legal counsel and the Nominating and Governance Committee, uses the current standards for “independence” established by NASDAQ to evaluate any material relationship a director may have with the Company to determine director independence. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with the Company or any subsidiary in the consolidated group (other than as a director of ModivCare or one of our consolidated subsidiaries). Any relationship that falls below a threshold set forth by the standards for “independence” established by NASDAQ and our corporate governance guidelines, or is not required to be disclosed under applicable SEC rules, is automatically deemed to be an immaterial relationship. Our Board has affirmatively determined that all directors other than Mr. Greenleaf are independent directors.
The Board’s Role in Risk Oversight
The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest as well as legal and regulatory compliance. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through attendance at committee meetings or committee reports about such risks. In addition, members of senior management regularly provide reports to the Board about their respective areas of responsibility and any related risks. These reports include actions taken by senior management to monitor and control such risks.

Modivcare 2022 Proxy Statement

|	Corporate Governance
Compensation Risks
Prudent risk management is necessary to deliver long-term, sustainable stockholder value. The Compensation Committee believes that the Company’s executive compensation program supports the objectives described below without encouraging inappropriate or excessive risk-taking. In reaching this conclusion, the Compensation Committee considered in particular the following attributes and risk mitigation features of our compensation program:
•	our program’s emphasis on long-term, equity-based compensation discourages risk-taking that produces short-term results at the expense of building long-term stockholder value;
•	the maximum payout levels for bonuses and equity-based compensation are capped by the Compensation Committee;
•	the Compensation Committee can exercise negative discretion to reduce annual cash incentive compensation payments;
•	the Compensation Committee uses an independent compensation consultant that performs no other services for the Company, except at the direction of the Compensation Committee;
•	the Compensation Committee has the authority to make retroactive adjustments to incentive compensation pursuant to the Company’s clawback policy; and
•
the Compensation Committee reviews, in consultation with the Company’s outside compensation advisors, data contained in our peers’ proxy filings, to arrive at a compensation program that is consistent with our peers and aligns with the interests of the Company’s stockholders.

Communication with the Board
Stockholders may communicate with the Board as a whole, the non-management directors or any individual director, by sending a letter to ModivCare Inc., c/o Corporate Secretary, 6900 Layton Avenue, 12th Floor, Denver, CO 80237. In the letter, the stockholder must identify him or herself as a stockholder of ModivCare. The Corporate Secretary may require reasonable evidence that the communication is being made by or on behalf of a stockholder before the communication is transmitted to the individual director or to the Board as a whole. Depending on the subject matter, the Corporate Secretary will either (i) promptly forward to the Chairperson of the Audit Committee and the General Counsel any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Corporate Secretary to be potentially material to the Company or (ii) not forward to the Board, any committee or any director, any communications of a personal nature or not related to the duties of the Board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the Corporate Secretary to be immaterial to the Company.
Meetings of the Board of Directors and Committees
During fiscal year 2021, the Board held 15 meetings. In addition, during fiscal year 2021, the Audit Committee held five meetings, the Compensation Committee held five meetings, and the Nominating and Governance Committee held five meetings. During fiscal year 2021, all directors attended at least 75% of the aggregate of the meetings of our Board and of the Committees on which each director served.
Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during fiscal year 2021. Additionally, the independent members of the Board met in executive session regularly without the presence of management.
The Board has an internal policy that all of the directors should attend (either telephonically or in person) the annual meeting of stockholders, absent exceptional cause. All of the directors who were directors at the time of the meeting attended the 2021 annual meeting of stockholders.

Modivcare 2022 Proxy Statement

|	Corporate Governance
Committees of the Board of Directors
The Board has three separately designated standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, each as described below. The Audit, Compensation, and Nominating and Governance Committees are each governed by a written charter approved by the Board. A copy of each committee’s charter is available on our website at www.ModivCare.com/governance. ModivCare intends to disclose any amendments to these charters required by the SEC or listing standards of NASDAQ at the same location on our website. The information contained on our website is not part of, and is not incorporated by reference in, this Proxy Statement or any other report we file with or furnish to the SEC.
Audit Committee.	The Audit Committee currently consists of Mr. Kerley (Chairperson), Ms. Norwalk, Mr. Samant and Mr. Wright.
The primary function of our Audit Committee is to assist our Board in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including review of our financial reports and other financial information, our system of internal accounting controls, the qualifications and independence of our independent auditors the performance of our internal audit staff and independent auditors, and, together with our Nominating and Governance Committee, our compliance with legal and regulatory requirements,. Our Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate our independent auditors and to approve all engagement fees and terms for our independent auditors. In addition, our Audit Committee provides oversight to the Company’s information security programs.
The Board has determined that each member of the Audit Committee is independent as defined by the applicable NASDAQ listing standards and applicable SEC rules. The Board has determined that Mr. Kerley is an “audit committee financial expert” as defined in applicable SEC rules.
Compensation Committee.	The Compensation Committee currently consists of Mr. Kerley (Chairperson), Mr. Carter and Ms. Saal.
The primary function of our Compensation Committee is to assist our Board in discharging its responsibilities relating to compensation of our executives. These responsibilities include reviewing our general compensation philosophy for executive officers, overseeing the development and implementation of compensation programs for executive officers and reviewing compensation levels, including incentive and equity-based compensation, for executive officers, all other employees, directors and Board committee members. Our Compensation Committee determines and approves compensation for our executive officers and administers our incentive and equity-based compensation plans. In doing so, it considers recommendations made by our CEO meeting in executive session with the Compensation Committee. Our Compensation Committee also reviews, and makes recommendations to the Board regarding, the compensation of our CEO. Under its charter, the Compensation Committee may, in its discretion, form and delegate all or a portion of its authority, duties and responsibilities to one or more subcommittees or to an officer of the Company (so long as such officer does not decide his or her own compensation).
In 2021, the Compensation Committee continued the engagement of an independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), a nationally recognized consulting firm, to review the executive compensation programs (including executive pay levels) and assist in structuring short-term and long-term incentive programs for executive and operational management. Meridian reports directly and solely to the Compensation Committee. Meridian does not provide any other services to the Company, except at the direction of the Compensation Committee. The Compensation Committee assessed the independence of Meridian pursuant to the applicable rules and concluded that Meridian’s work did not raise any conflict of interest that would prevent it from independently representing the Compensation Committee.

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The Board has determined that each member of the Compensation Committee is independent as defined in applicable NASDAQ listing standards.
Nominating and Governance Committee.	The Nominating and Governance Committee currently consists of Ms. Norwalk (Chairperson), Mr. Coulter, Dr. Graham and Mr. Wright.
The primary functions of our Nominating and Governance Committee are to establish criteria for selecting new directors, identifying, screening and recruiting new directors, recommend to our Board a slate of director nominees for election at our next annual meeting of stockholders, monitor legal and regulatory compliance in coordination with our Audit Committee, and develop and recommend to our Board a set of corporate governance principles. The Committee is directed to assist the Board and management in furthering and promoting the Company’s commitment to diversity and inclusion. In addition, the Committee oversees (i) the Company’s corporate responsibility programs relating to, and (ii) management of the Company’s strategies, initiatives, risks, opportunities, and related reporting obligations with respect to, the governance of sustainability and other material ESG matters. The Company’s corporate governance principles are set forth in our Corporate Governance Guidelines which can be found on our website at www.ModivCare.com/governance and are available in print to any stockholder who requests a copy by writing to our Corporate Secretary.
The Board has determined that each member of the Nominating and Governance Committee is independent as defined in applicable NASDAQ listing standards.
Board Diversity
The matrix below sets forth the self-identified gender identity and demographic diversity attributes of each of our directors. Please see “Information About Director Nominees,” above, for biographical information on each of our directors.
Board Diversity Matrix (as of May 2, 2022)
Board Size:
Total Number of Directors: 10
Gender Identity:	Female	Male	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	2	7	—	1
Number of Directors who identify in any of the categories below:
African American or Black	—	1	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Undisclosed	—	—	—	1

Modivcare 2022 Proxy Statement

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Director Nomination Process
Director Qualifications
Nominees for director are selected on the basis of outstanding achievement in their careers and other factors, including: board experience; education; whether they are independent under applicable NASDAQ listing standards and applicable SEC rules; financial expertise; integrity; ability to make independent, analytical inquiries; understanding of the business environment; industry experience; and willingness to devote adequate time to Board and committee duties. The proposed nominee should also be free of conflicts of interest that could prevent such nominee from acting in the best interest of ModivCare and our stockholders. Additional special criteria apply to directors being considered to serve on a particular committee of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand ModivCare’s financial statements.
Director Nominee Selection Process
In evaluating potential director nominees, including those identified by stockholders, for recommendation to our Board, our Nominating and Governance Committee seeks individuals with talent, ability and experience from a wide variety of backgrounds, and considers attributes such as race, ethnicity, gender, and cultural background when reviewing candidates for our Board and in assessing our Board’s overall composition, in an effort to provide a diverse spectrum of experience and expertise relevant to a diversified business enterprise such as ours. Although we have no minimum qualifications, a candidate should represent the interests of all stockholders, and not those of a special interest group, have a reputation for integrity and be willing to make a significant commitment to fulfilling the duties of a director.
Our Nominating and Governance Committee will screen and evaluate all recommended director nominees based on the criteria set forth above, as well as other relevant considerations. Our Nominating and Governance Committee will retain full discretion in considering its nomination recommendations to our Board. In identifying, evaluating and nominating individuals to serve as directors, our Board and its Nominating and Governance Committee do not rely on any preconceived guidelines or rules. Rather, our Board and its Nominating and Governance Committee believe that the Company is best served by directors with a wide range of perspectives, professional experiences, skills and other individual qualities and attributes and who come from diverse backgrounds.
To become a nominee, an incumbent director must also submit an irrevocable resignation to the Board that is contingent upon (a) such director receiving more votes cast against the director’s election than for the director’s election in the uncontested election, and (b) acceptance of that resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. The incumbent director must also complete and submit a questionnaire with respect to his or her background and execute a written representation and agreement (the “Director/Prospective Director Agreement”).
The Director/Prospective Director Agreement requires directors and nominees to disclose certain types of voting commitments and compensation arrangements and represent that the director or nominee, if elected, would be in compliance with all applicable corporate governance, conflicts of interest, confidentiality, securities ownership and stock trading policies and guidelines of the Company, and also provides for the immediate resignation of a director if such person is found by a court of competent jurisdiction to have breached the Director/Prospective Director Agreement in any material respect.
The Nominating and Governance Committee will consider properly submitted stockholder recommendations for director candidates. Director candidates recommended by stockholders are given the same consideration as candidates suggested by directors and executive officers. The Nominating and Governance Committee has the sole authority to select, or to recommend to the Board, the nominees to be considered for election as a director.
The officer presiding over the annual meeting of stockholders, in such officer’s sole and absolute discretion, may reject any nomination not made in accordance with the procedures outlined in this Proxy Statement and ModivCare’s Bylaws. Under ModivCare’s Bylaws, a stockholder who desires to nominate directors for election at an annual meeting of stockholders must comply with the procedures summarized below. Interested stockholders may review ModivCare’s Bylaws, at no cost, on the SEC’s website, www.sec.gov, as Exhibit 3.4 to ModivCare’s Annual Report on Form 10-K filed with the SEC on March 1, 2022, or by submitting a written request directed to the Company’s Corporate Secretary at the address given in the paragraph below.

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Stockholder Nominations
ModivCare’s Bylaws require nominations by stockholders for directors to be elected at a meeting of stockholders which have not previously been approved by the Board must be submitted to our Corporate Secretary in writing, either by personal delivery, nationally recognized express mail or United States mail, postage prepaid, at 6900 Layton Avenue, 12th Floor, Denver, CO 80237, not earlier than the close of business on the 120th calendar day, and not later than the close of business on the 60th calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received no earlier than the close of business on the 120th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 60th calendar day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 70 calendar days prior to the date of such annual meeting, the 10th calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Company.
Each notice of nomination is required to set forth, as to each person whom the stockholder proposes to nominate for election or reelection as a director:
•	the name, age, business address and residence address of such person;
•	the principal occupation and employment of such person;
•
the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date);

•	such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected;
•
all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder;

•
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the stockholder and any Stockholder Associated Person (as defined below), on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant. A “Stockholder Associated Person” is, with respect to any stockholder, (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of Common Stock of the Company owned of record or beneficially by such stockholder, and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person; and

•	a questionnaire regarding his or her background and an executed Director/Prospective Director Agreement.
As to the stockholder giving the notice:
•	the name and record address, as they appear on the Company’s stock ledger, of such stockholder and the name and address of any Stockholder Associated Person;
•
(a) the class, series and number of shares of each class and series of capital stock of the Company which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (b) any derivative instrument (as defined in the Bylaws) directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease

Modivcare 2022 Proxy Statement

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in the value of shares of the Company, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Company, (d) any short interest (as defined in the Bylaws) indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Company, (e) any rights to dividends on the shares of the Company owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Company, (f) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (g) any performance-related fees (other than an asset-based fee) to which such stockholder or any Stockholder Associated Person is entitled based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information, in each case, must be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date);
•
a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by such stockholder;

•
any material interest of such stockholder or any Stockholder Associated Person in the election of such nominee, individually or in the aggregate, including any anticipated benefit to such stockholder or any Stockholder Associated Person therefrom;

•
a representation from such stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the person and/or (2) otherwise to solicit proxies in support of the election of such person;

•
a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting, that such stockholder intends to appear in person, or by proxy, at the meeting to nominate the person or persons named in the notice;

•
whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of the capital stock of the Company, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and

•
any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

In the event that a special meeting of stockholders is called for the election of directors, a stockholder’s nomination must be delivered to the Company not earlier than the close of business on the 120th calendar day prior to the date of the special meeting and not later than the close of business on the later of the 60th calendar day prior to the date of the special meeting, or, if the first public disclosure made by the Company of the date of the special meeting is less than 70 days prior to the date of the special meeting, not later than the 10th calendar day following the day on which public disclosure is first made of the date of the special meeting. The stockholder submitting a notice of nomination with respect to the election of directors at a special meeting must include, in its timely notice, the same information as set forth above.
A majority of the Board may reject any nomination by a stockholder not timely made or otherwise not made in accordance with the terms of the Company’s Bylaws. If a majority of the Board reasonably determines that the information provided in a stockholder’s notice does not satisfy the informational requirements in any material respect, the Corporate Secretary will promptly notify such stockholder of the deficiency in writing. The stockholder will then have an opportunity to cure the deficiency by providing additional information to the Corporate Secretary within such period of time, not to exceed ten (10) days from the date

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such deficiency notice is given to the stockholder, as a majority of the Board reasonably determines. If the deficiency is not cured within such period, or if a majority of the Board reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements in any material respect, then a majority of the Board may reject such stockholder’s nomination.
Compensation of Non-Employee Directors
In assessing compensation elements and making compensation decisions with respect to our non-employee directors, the Compensation Committee engaged Meridian in 2021 to provide independent advice and recommendations. The non-employee director compensation program (as described below) was approved in 2017, and no changes have been made to the program since that time. The Compensation Committee also relies on information about the director compensation practices of a peer group of companies of similar size to the Company in related industries (see the information under the caption “Executive Compensation—Discussion and Analysis—Approach for Developing the Executive Compensation Program” below), as well as its own judgment and prior experience, in determining director compensation.
As compensation for their service as directors of the Company in 2021 (and consistent with the program approved in April 2017), each non-employee member of the Board received an $85,000 annual cash retainer. For service as committee chairs, the Chairperson of the Audit Committee received an additional retainer of $35,000 and the Chairpersons of the Compensation Committee and Nominating and Governance Committee each received an additional retainer of $20,000. For service as Chairman of the Board, the Chairman of the Board received an additional retainer of $35,000. Members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committees (other than the Chairpersons) received an additional retainer of $15,000, $7,500 and $7,500, respectively. Payment of the retainers were made on a monthly basis in advance of each month of service. The Company’s target value of the equity retainer for non-employee members of the Board in 2021 was $130,000, based on the closing stock price of the Company’s stock on the grant date. Except for certain expense reimbursements noted below, no additional payments were made to non-employee members for participating in Board and committee meetings. Non-employee members of the Board may elect to receive unrestricted shares of Common Stock in lieu of cash compensation. Each of Messrs. Coulter, Samant and Wright and Ms. Saal elected to receive all or a portion of their 2021 director cash compensation in the form of unrestricted shares of Common Stock.
On February 10, 2021, Mr. Carter, Mr. Coulter, Mr. Kerley, Ms. Norwalk and Mr. Wright were each awarded 725 restricted stock awards under the Company’s 2006 Long-Term Incentive Plan, as amended (the “2006 Plan”) for their annual equity award. On February 10, 2021, Coliseum Capital Partners, L.P. was granted 725 stock equivalent units in lieu of an award to Christopher Shackelton. All awards vest on the first anniversary of the grant date.
On April 28, 2021, Dr. Graham, Ms. Saal and Mr. Samant were each awarded 649 restricted stock awards under the 2006 Plan for their prorated annual equity award.
On February 7, 2022, Mr. Carter, Mr. Coulter, Dr. Graham, Mr. Kerley, Ms. Norwalk, Ms. Saal, Mr. Samant and Mr. Wright were each awarded 1,223 restricted stock awards under the 2006 Plan for their annual equity award. On February 7, 2022, Coliseum Capital Partners, L.P. was granted 1,223 stock equivalent units in lieu of an award to Christopher Shackelton. All awards vest on the first anniversary of the grant date.
Non-employee directors are also reimbursed for reasonable expenses incurred in connection with attending meetings of the Board and meetings of Board committees.

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The following table shows for the fiscal year ended December 31, 2021, information with respect to the compensation of our non-employee directors:
2021 Director Compensation Table
Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Todd J. Carter	92,500	135,039	227,539
David A. Coulter	100,000	135,039	235,039
Garth Graham	70,333	91,509	161,842
Richard A. Kerley*	140,000	135,039	275,039
Leslie V. Norwalk*	120,000	135,039	255,039
Stacy Saal	62,625	91,509	154,134
Rahul Samant	65,750	91,509	157,259
Christopher S. Shackelton†(4)	120,000	135,039	255,039
Frank J. Wright	107,500	135,039	242,539
†Denotes Board Chair as of December 31, 2021
*Denotes Committee Chair as of December 31, 2021
1.
Represents the aggregate grant date fair value of the stock and stock equivalent units granted in fiscal year 2021. The aggregate grant date fair value of the restricted shares was computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718-Compensation-Stock Compensation (“ASC 718”).

The aggregate number of unvested stock awards outstanding for each non-employee director as of December 31, 2021 is shown below:
Name	Unvested Restricted Stock Awards
Todd J. Carter	1,344
David A. Coulter	1,344
Garth Graham	649
Richard A. Kerley	1,344
Leslie V. Norwalk	1,344
Stacy Saal	649
Rahul Samant	649
Frank J. Wright	1,344
The aggregate number of unvested stock equivalent units outstanding for each non-employee director as of December 31, 2021 is shown below:
Name	Unvested Stock Equivalent Units
Christopher S. Shackelton(4)	1,344
4.
All of Christopher Shackelton’s compensation for service on the Board inures to the benefit of CCP pursuant to this entity’s policy regarding Christopher Shackelton’s service on the board of companies in which it has an equity interest.

Stock Ownership Guidelines for Non-Employee Directors
Pursuant to our stock ownership guidelines, our non-employee directors are expected to own shares of our Common Stock with a value equal to five times their annual retainer (excluding compensation for board or committee chair, committee member or lead director positions held). Because Christopher Shackelton assigns all of his Board compensation to CCP as described above, he is excluded from these stock ownership guidelines.

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The following counts towards meeting the required holding level:
•	shares held directly or indirectly;
•	shares underlying any vested RSUs held under our equity-based director compensation program;
•	any unvested time-based restricted shares or RSUs held under our equity-based director compensation program (calculated on an assumed net after-tax basis); and
•	shares owned jointly with or in trust for, immediate family members residing in the same household.
Non-employee directors are not permitted to sell compensatory shares of our Common Stock until they have reached the required holding level, except if such sale is effected to satisfy tax obligations or to pay the exercise price of options. This holding requirement does not apply to shares purchased by a non-employee director in the market or from the Company for cash unless acquired by exercise of a compensatory option. In the event a non-employee director does not achieve his or her holding level set forth above and sells shares of our Common Stock in violation of the stock ownership guidelines, the Board will consider all relevant facts and take such actions as it deems appropriate under the circumstances. All of our non-employee directors were in compliance with our stock ownership guidelines as of December 31, 2021, with the exception of Dr. Graham, Ms. Saal, and Mr. Samant, who joined the Company in 2021 and are still subject to a grace period for compliance. The Company expects, however, that these directors will meet the guidelines over the next three to five years.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of ModivCare.
To the Company’s knowledge, based solely on a review of the copies of such reports filed with the SEC and written representations that no other reports were required, the Company believes that all Section 16(a) executive officers, directors and individuals who are greater than 10% beneficial stockholders of ModivCare complied with applicable Section 16(a) requirements during the fiscal year ended December 31, 2021.
Family Relationships
There are no family relationships among any of our directors and executive officers.
Certain Relationships and Related Party Transactions
Policy Regarding Certain Relationships and Related Party Transactions
Pursuant to its written charter, the Audit Committee has adopted a Related Person Transaction Policy that, subject to certain exceptions, requires the Audit Committee (or the chair of the Audit Committee in certain instances) to review and either ratify, approve or disapprove all “transactions” with “related persons,” which have the meanings given to such terms in Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.
In determining whether to approve or ratify a transaction with a related person under the policy, the Audit Committee is to consider all relevant information and facts available to it regarding the transaction and take into account factors such as the related person’s relationship to the Company and interest in the transaction (direct or indirect), the terms of the transaction and the benefits to the Company of the transaction. No director is to participate in the approval of a related person transaction for which he or she is a related person or otherwise has a direct or indirect interest.
The Audit Committee reviews and assesses ongoing related person transactions, if any, on at least an annual basis to determine whether any such transactions remain appropriate or should be modified or terminated.
Each year our directors and officers complete Directors’ and Officers’ Questionnaires, which, among other things, are designed to elicit information relating to transactions with the Company in which the officer or director or any immediate family member of such officer or director has a direct or indirect interest. We also make inquiries quarterly of officers and directors to identify any

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additional related person transactions that have arisen since the last inquiry as a means to ensure all potential transactions subject to the policy are captured. These questionnaires are reviewed by our General Counsel and any such transactions or other related person transactions are brought to the attention of the Audit Committee as appropriate.
Indemnification Agreement
The Company has entered into a registration indemnification agreement with each of the Coliseum Stockholders, pursuant to which the Company agreed to indemnify the Coliseum Stockholders, and the Coliseum Stockholders agreed to indemnify the Company, against certain matters relating to the registration of the Coliseum Stockholders’ securities for resale under the Securities Act. Additional information with respect to related party transactions with the Coliseum Stockholders is provided in our Annual Report on Form 10-K for the year ended December 31, 2021 (Note 21, Transactions with Related Parties).
Compensation Committee Interlocks and Insider Participation
The Compensation Committee consists of Mr. Kerley (Chairperson), Mr. Carter, and Ms. Saal, who was appointed to the Compensation Committee at the July 2021 meeting of the Board of Directors. Mr. Coulter’s service on the Compensation Committee ended in the fourth quarter of 2021. No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2021 was a current or former officer or employee of ModivCare, or engaged in any transactions with us which was required to be disclosed by regulations of the SEC. None of ModivCare’s executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a member of our Board or as a member of our Board’s Compensation Committee.

Modivcare 2022 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis explains the executive compensation program for the following individuals, who are referred to as the named executive officers (“NEOs”):
Daniel E. Greenleaf – President and Chief Executive Officer
L. Heath Sampson – Chief Financial Officer*
Walt Meffert – Chief Information Officer
Grover N. Wray – Chief Human Resources Officer*
Kevin M. Dotts – Former Chief Financial Officer*
Kenneth Wilson – Former Chief Operating Officer*
*
Mr. Sampson has served as Chief Financial Officer since February 2021. Mr. Wray has served as Chief Human Resources Officer since October 2021. Mr. Dotts’ service as Chief Financial Officer ceased in February 2021. Mr. Wilson’s service as Chief Operating Officer ceased in January 2022.

Modivcare 2022 Proxy Statement

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Executive Summary
Despite the continued impact of the COVID pandemic on our business and society at large, under the leadership of Chief Executive Officer, Daniel Greenleaf, and his experienced executive leadership team, the Company continued the transformation of its business and technology, which has had positive impacts on our clients, transportation providers and members, as detailed below.
Some of these transformational efforts include:
20+ years	Management continued to drive transformational growth through its six-pillar strategy

We strengthened our senior leadership, resulting in an experienced team with a track record of operational excellence, including our Chief Human Resource Officer, Chief Financial Officer, Chief Information Officer, General Counsel, Chief Accounting Officer, Chief Compliance Officer, and in 2022, President Transportation, President Home, and Chief Commercial Officer

We acquired Care Finders in 2021, an in-home personal care business, expanding our personal care business, which provides a platform for growth and increasing our impact on key social determinants of health, or SDoH

We acquired VRI, a remote patient monitoring company
We advanced key technology and center of excellence optimization initiatives
We successfully rebranded the Company in 2021, renaming the Company to Modivcare, defining our new Purpose, Vision, and Values
2022	We realigned our service offerings under two units; Transportation, including NEMT, and Home, which includes Personal Care, Monitoring, and Meals
The efforts of this strong leadership team resulted in a significant improvement in the financial results, with Adjusted EBITDA* increasing significantly for the years ended December 31, 2021 and December 31, 2020, as compared to the year ended December 31, 2019, while revenue increased significantly for the year ended December 31, 2021, as compared to the years ended December 31, 2020, and December 31, 2019, as demonstrated below.

*
Adjusted EBITDA is a financial measure that is not presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. A reconciliation of Adjusted EBITDA to net income (loss) from continuing operations, its most directly comparable GAAP financial measure, is provided in Appendix A to this Proxy Statement.

Modivcare 2022 Proxy Statement

|	Executive Compensation
Against this transformational and challenging environment, the Compensation Committee has utilized four key objectives to continue to engage, retain and motivate the Executive Leadership Team at ModivCare.
1	Align the interests of our leaders with those of our investors
2	Balance rewards for both short-term results and long-term strategic decisions
3	Attract and retain highly qualified strategic senior leaders
4	Motivate our leaders to deliver business performance without encouraging excessive risk
Our Compensation Committee uses market and shareholder driven compensation practices to ensure that there is alignment in pay for performance for our executives.
What we do:	“Double-trigger” change of control provisions
Emphasize pay for performance
Maintain a clawback policy that covers both cash and equity compensation and addresses reputational and financial risk as well as risk management failures
Use an independent compensation consultant
Limit executive perquisites
Maintain robust stock ownership guidelines applicable to all of our executive officers and directors, which were increased in 2020
Provide a significant portion of officer compensation in variable at-risk pay elements
Conduct competitive benchmarking to understand market-typical officer pay levels and practices

Modivcare 2022 Proxy Statement

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What we do not do:	“Single-trigger” accelerated vesting of equity-based compensation
Provide tax gross-ups on executive perquisites
Short-sell, hedge or pledge Company securities
Excessive perquisites
Trade in Company securities during black-out periods, except under limited circumstances, including Rule 10b5-1 trading plans
Reprice stock options without shareholder approval
Excise tax “gross ups” upon change in control
The elements of our performance-based compensation program are as follows:
Component of Performance-Based Compensation	Description of Program
Short-Term Incentive Plan (the “STI”)	The STI is designed to provide financial incentive to the executives for achieving in-year goals that are aligned to stockholder value creation.
Long-Term Incentive Program (the “LTI”)	The LTI is designed to align the eligible executives’ incentives with our stockholders’ interests to achieve increases in our stock value.
STI Determinations
As further described below under “2021 Executive Compensation Program Decisions—Short-Term Incentive Plan,” the Compensation Committee recognized that despite 2021 being a very challenging year due to the COVID-19 pandemic’s continued virulence, management was able to achieve the Company’s Adjusted EBITDA budget as well as accomplish several beneficial operational and strategic objectives. These objectives included exceeding a 90% client retention rate, improving contact center performance metrics, and completing multiple significant acquisitions. Therefore, the Compensation Committee awarded a discretionary STI payout at 100% of target. As a result of their respective performance, cash awards were granted under the STI in 2021 to each of Messrs. Greenleaf, Meffert, Sampson, Wilson and Wray.
LTI Determinations
As further described below under “2021 Executive Compensation Program Decisions—Long-Term Incentive Program,” equity awards were granted under the LTI in 2021 to each of Messrs. Greenleaf, Meffert, Sampson, Wilson, and Wray based on their respective performances.
Stockholder Say-on-Pay and Company Response
In establishing and recommending 2021 compensation for the NEOs, the Compensation Committee considered the results of the Say-on-Pay vote at the 2021 annual meeting of stockholders. At the 2021 annual meeting, our stockholders approved our executive compensation for the 2020 fiscal year with approximately 98% of the votes cast in favor. Our Board recognizes that executive compensation is important to stockholders and takes this into account when reviewing the compensation program throughout the year. We believe that we have established a performance-based compensation plan that aligns the compensation paid to NEOs with value delivered to stockholders.

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Discussion and Analysis
Compensation Committee Philosophy
ModivCare has a philosophy that compensation should be earned based on performance. As a result, we believe that compensation programs offered to NEOs should support the achievement of our strategic and financial goals and creation of stockholder value over the long term. Accordingly, our guiding compensation principles for fiscal year 2021 focused on:

attracting, retaining and motivating highly qualified strategic senior leaders needed to drive a healthcare services enterprise to succeed in today’s highly competitive marketplace;

linking a meaningful portion of executive compensation to achievement of key financial, operational, and capital allocation performance goals to ensure sustained business performance over time; and

aligning the interests of our executives with those of our stockholders and motivating stockholder value creation by offering compensation based on both long-term and annual business results;

motivating our executives to fulfill a high degree of business performance without encouraging excessive risk taking.
Looking forward to 2022, we are further enhancing the performance-based aspect of our compensation strategy by introducing performance restricted stock units (“PRSUs”). With the introduction of PRSUs, more equity awards granted to our executives will be tied to common stock price appreciation target values, in addition to time-based vesting restrictions.
The two charts below illustrate the change from 2021 to 2022 in the percentage of our CEO’s total compensation that is performance-based.

Modivcare 2022 Proxy Statement

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2021 Compensation Components
The specific components of the 2021 compensation program for NEOs were as follows:
Component	Description	Purpose
Base Salary	Fixed cash component established upon hire (and adjusted from time to time) based on overall skills and experience.	Provide competitive fixed compensation to attract and retain executive talent, reward individual performance, and address market competitiveness.
Short-Term Incentive Plan (the “STI”)	The STI for our NEOs is based on Company financial and NEO individual performance metrics, as described further below.	Provide financial incentive to the executives to reward them for achieving specific strategic, organizational, financial and individual goals that are intended to improve stockholder value.
Long-Term Incentive Program (the “LTI”)
The LTI provides for the grant to the eligible NEOs of a combination, depending on the executive, of stock options and restricted stock units (RSUs).
Our stock options provide NEOs with the right to purchase Company stock after a specified date, at an exercise price equal to the closing market price on the grant date.
Our restricted stock units provide NEOs with the right to receive shares of Company common stock on a specified date in the future after vesting occurs. RSUs retain the right to receive dividends on the underlying shares, however such dividends are not paid until the RSUs vest. RSUs do not provide voting rights.

Provide motivation to align the executives’ incentives with our stockholders’ interests in achieving increases in our stock value. The combination of stock options and RSUs furthered the Compensation Committee’s objectives of directly aligning executive compensation with stockholder interests, with (1) the stock option component motivating performance through stock price appreciation (i.e., stock options have no value if stock price does not appreciate), and (2) RSUs providing incentives for long-term retention of key executives.

Benefits and Perquisites
We provide benefits generally available to all employees and we provide additional benefits for NEOs. Perquisites for NEOs relate to enhanced insurance and other non-cash benefits. See the discussion below under the caption “—Benefits and Perquisites” for further detail.
Provide a competitive level of employee benefits; aids in attraction and retention of key executives.
Post-Termination Compensation	NEOs are eligible for payments post-termination, as specified below under the caption “—Potential Payments Upon Termination or Change in Control.”	Provide an appropriate level of payment in the event of a change in control or termination event in order to motivate executives to put the Company’s long-term objectives ahead of their own.
Other Policies	• Stock Ownership Guidelines • Clawback Policy • Anti-Hedging / Anti-Pledging Policy	Enhance alignment between executive and stockholder interests.

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Approach for Developing the Executive Compensation Program
The compensation of our CEO is determined by the Compensation Committee, subject to the approval of the full Board excluding our CEO. Our CEO annually reviews the performance of each NEO, other than himself, relative to the annual performance goals established for the year. Our CEO then makes recommendations to the Compensation Committee with respect to all aspects of the compensation of the other NEOs who report directly to him, but the Compensation Committee exercises discretion and has the final decision with respect to executive compensation.
In 2021, the Compensation Committee engaged Meridian to assess the competitiveness of pay for the executive officers and provide independent advice and recommendations to the Compensation Committee regarding executive compensation. In order to avoid conflicts of interest, Meridian only does work authorized by the Compensation Committee. The Compensation Committee annually reviews Meridian’s independence as contemplated by the Compensation Committee’s charter and applicable NASDAQ rules, and determined in 2021 that there were no conflicts of interest.
We believe it is appropriate for NEO pay to be competitive with the market for comparable executives. To achieve this objective, we assess market data for a peer group of companies established by the Compensation Committee, with the assistance of its compensation consultant, from time to time. The peer group chosen for purposes of the 2021 compensation decisions is provided below. The group is composed of 12 health services related companies that were comparable to us in terms of business mix and size (e.g., revenue, EBITDA, and market capitalization) when it was chosen for 2021.
2021 Peer Group
Addus HomeCare Corporation	CorVel Corporation	LHC Group
Allscripts Healthcare Solutions, Inc.	Hanger, Inc.	Option Care Health, Inc.
American Renal Associates Holdings, Inc.	Ensign Group	National HealthCare Corporation
Capital Senior Living Corporation	HMS Holdings	Tivity Health
In addition to comparative market data (peer group and survey data), the Compensation Committee takes into consideration other factors, including global economic conditions and an individual’s role, tenure, experience, skills and performance when making compensation decisions.
2021 Executive Compensation Program Decisions
The following decisions were made for fiscal year 2021 regarding each of these compensation components:
Base Salary
The Compensation Committee has periodically reviewed and set salaries for NEOs at levels intended to be competitive, as further discussed under the caption “—Approach for Developing the Executive Compensation Program,” and to provide the appropriate level of fixed compensation for each individual’s role at the Company. In determining the NEOs’ base salaries, the Compensation Committee has considered the internal pay comparisons within the executive group at the Company, individual performance, overall financial performance of the Company, and market data, as appropriate. Annual base salaries for our NEOs were as follows:
Name	2021(1)	2020(1)
Daniel E. Greenleaf	$850,000	$850,000
L. Heath Sampson(2)	$475,000	$—
Walt Meffert	$400,000	$400,000
Grover N. Wray(2)	$440,000	$—
Kevin M. Dotts	$450,000	$450,000
Kenneth Wilson	$500,000	$500,000
1.	Reflects annual base salaries for our NEOs established for the full calendar years ended December 31, 2021 and 2020, respectively, without adjustment for partial years worked.
2.	Messrs. Sampson and Wray began their employment with us in 2021 and, therefore, did not have base salaries in 2020.

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Short-Term Incentive Plan
In the design of the 2021 STI plan, the Compensation Committee and management believed that the NEMT business would approach pre-pandemic levels, and thus developed financial performance targets based on such belief. As 2021 progressed, the COVID pandemic continued to have a significant impact on both our NEMT and personal care business, and it became clear that the financial performance targets in the 2021 STI plan may not be achieved due to such COVID-related disruptions. The principal effect on the NEMT business was the increasing unit cost the Company faced throughout 2021 related to, among other things, increasing operating costs for our transportation providers, longer average trip distances due to closed locations of care, and driver shortages. The Company’s personal care business was impacted by a shortage of in-home caregivers exacerbated by disparate vaccine and testing requirements across jurisdictions, thus leading to decreased hours in the personal care business. Due to these COVID-related disruptions, the Compensation Committee, at management’s request, considered and ultimately decided to implement an alternative discretionary STI plan for fiscal year 2021, based on whether the Company achieved the 2021 Adjusted EBITDA levels set out in the Company’s operating budget, with a maximum payout of 100% of target.
In February 2022, the Compensation Committee reviewed the financial and operational results of the Company. The Committee recognized that despite 2021 being a very challenging year due to the pandemic’s continued virulence, management was able to achieve the Company’s Adjusted EBITDA budget as well as accomplish several beneficial operational and strategic objectives. These objectives included exceeding 90% client retention rate, improving contact center performance metrics, and completing multiple significant acquisitions, including Care Finders and VRI. Therefore, the Compensation Committee awarded a discretionary STI payout at 100% of target. An individual named executive officer’s actual bonus was determined based on a target weighting of 50% Company financial performance and 50% individual performance goals. The Compensation Committee capped the maximum payout for each person at 100% of target, even in cases where a named executive officer overachieved their individual performance goals.
Named Executive Officer	Target Incentive Plan Opportunity as a % of Salary	Target Incentive Plan Opportunity Value ($)(1)
Daniel E. Greenleaf	125%	1,062,500
L. Heath Sampson	90%	427,500
Walt Meffert	75%	300,000
Grover N. Wray	75%	330,000
Kevin M. Dotts	75%	337,500
Kenneth Wilson	90%	450,000
1.	The amounts listed in this column are annualized targets and do not necessarily reflect the amounts actually paid to NEOs, which actual amounts are provided in the Summary Compensation Table below.
With respect to the portion of the STI that was tied to individual performance, the amount of the award for each executive was calculated as (A) 50% of the Target Incentive Plan Opportunity Value set forth above multiplied by (B) the percentage of individual performance objectives achieved. The CEO’s individual performance objectives centered around achievement of the Company’s Adjusted EBITDA budget. For the other NEOs, performance objectives centered around, among other things:
•	achieving NEMT EBITDA margin targets;
•	achieving run-rate savings in claims by year-end;
•	achieving digitization targets by year-end;
•	driving annualized cost savings in NEMT;
•	completing rollout of all planned security systems by year-end; and
•	reducing attrition rates among the Company’s contact center workforce.
As a result of their respective performance, each of Messrs. Greenleaf, Meffert, and Sampson was determined to have achieved 100% of his performance goals. As a result, such NEOs were awarded 100% of their total target bonuses (prorated from his start date of February 26, 2021, in the case of Mr. Sampson). Mr. Dotts, who departed the Company in February 2021 was not eligible for a bonus for fiscal 2021. Mr. Wray joined the Company as Chief Human Resources Officer late in 2021 after having served as a

Modivcare 2022 Proxy Statement

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consultant in the role of Interim Chief Human Resources Officer and therefore did not have individual performance goals as part of the STI. The Compensation Committee awarded him a prorated portion of 50% of his Target Incentive Plan Opportunity Value for his service in 2021. Mr. Wilson was awarded 70% of his Target Incentive Plan Opportunity Value for his service in 2021.
Long-Term Incentives
In an effort to retain, motivate, and continue to align the Company’s executive officers’ interests with stockholders’ interests and stockholder value creation, the Compensation Committee grants long-term incentive awards under its LTI to the executive officers as deemed appropriate by the Compensation Committee from year to year or as required by contractual arrangements, as applicable. In 2021, the Compensation Committee determined that awards consisting of both (1) stock options, which align executives’ interests with stockholders’ interests given their inherent performance-based value tied to stock price appreciation, and (2) restricted share units, which have inherent retention value, were the best equity compensation mix to meet the Company’s long-term objectives. In 2022, the Compensation Committee is further enhancing the performance-based aspect of its compensation strategy by introducing PRSUs to the LTI grants to executive officers in a ratio of 50% PRSUs, 25% restricted share units, and 25% stock options.
In furtherance of the foregoing, Mr. Greenleaf received an award in February 2021 as mandated by his employment agreement that consisted of 50% stock options with an exercise price per share equal to the closing stock price of the underlying shares of common stock on the grant date and 50% RSUs. Each of Messrs. Meffert, and Wilson received grants in February 2021 in connection with their employment arrangements with the Company. Mr. Sampson and Mr. Wray also received inducement grants on February 26, 2021 and October 27, 2021, respectively, in connection with their respective appointments. The Compensation Committee considered various factors in determining the value of the individual equity grants, including the individuals’ roles, performance, historical LTI grants, and market data.
The following table summarizes the equity grants made to the NEOs during 2021.
Named Executive Officer	Grant Date	Exercise Price of Stock Options ($)	Stock Options (# of underlying shares)	Restricted Stock Units	Grant Date Fair Value ($)(1)
Daniel E. Greenleaf(2)	02/10/2021	179.24	15,491	4,742	1,699,947
L. Heath Sampson(3)	02/26/2021	128.26	9,368	2,778	712,571
Walt Meffert(2)	02/10/2021	179.24	4,881	1,395	500,045
Grover N. Wray(4)	10/27/2021	160.26	1,403	440	141,029
Kevin M. Dotts(5)	—	—	—	—	—
Kenneth Wilson(2)	02/10/2021	179.24	7,321	2,092	749,953
1.	This column shows the aggregate grant date fair value of the stock options and restricted stock units granted. The grant date fair values have been calculated in accordance with FASB ASC Topic 718.
2.	The stock options and RSUs vest in approximately 1/3 increments on February 10, 2022, February 10, 2023 and February 10, 2024, subject to continued employment through such dates.
3.
Granted in connection with Mr. Sampson’s appointment as Chief Financial Officer. The stock options and RSUs vest in approximately 1/3 increments on February 26, 2022, February 26, 2023 and February 26, 2024, subject to continued employment through such dates.

4.
Granted in connection with Mr. Wray’s appointment as Chief Human Resources Officer. The stock options and RSUs vest in approximately 1/3 increments on October 27, 2022, October 27, 2023 and October 27, 2024, subject to continued employment through such dates.

5.	Mr. Dotts received no equity grant in 2021 given his impending departure from the Company.
Benefits and Perquisites
401(k) Plans
All NEOs are eligible to participate in our 401(k) Plan and to receive a Company match, subject to plan requirements and contribution limits established under the Internal Revenue Code of 1986, as amended (the “IRC”). NEOs are eligible to receive matching contributions under our 401(k) Plan up to 4% of the amount of the participant’s elective contributions.

Modivcare 2022 Proxy Statement

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Other Benefits and Perquisites
During fiscal year 2021, our NEOs received, to varying degrees, a limited amount of other benefits, including certain group life, health, medical and other non-cash benefits generally available to all salaried employees. More detail on these benefits and perquisites may be found in the “Summary Compensation Table.”
Other Compensation Policies
Stock Ownership Guidelines for NEOs
We believe that promoting stock ownership aligns the interests of our continuing NEOs with those of our stockholders and provides strong motivation to build stockholder value. In furtherance of these beliefs, we revised the stock ownership guidelines to increase the required ownership of the CEO and the other NEOs beginning in 2021. Under the new guidelines, continuing NEOs are expected to own shares of our Common Stock with a value equal to the following multiple of their respective base salaries:
Executive	Stock Ownership Guideline as a Multiple of Salary
CEO	5x annual base salary
Other NEOs	3x annual base salary
The following will count towards meeting the required holding level:
•	shares held directly or indirectly;
•	shares underlying any vested RSUs or PRSUs received under our equity-based compensation program;
•	shares underlying any unvested time-based restricted shares or RSUs received under our equity-based compensation program (calculated on an assumed net after-tax basis);
•
shares underlying any unvested PRSUs received under our equity-based compensation program to the extent that any volume-weighted average price performance-based vesting thresholds have been met (calculated on an assumed net after-tax basis);

•	shares underlying any in-the-money value of vested stock options; and
•	shares owned jointly with, or in trust for, immediate family members residing in the same household.
Continuing NEOs are required to hold all compensatory shares of our Common Stock until they have reached the required holding level described above. This holding requirement does not apply to shares purchased by an NEO in the market or from the Company for cash unless acquired by exercise of a compensatory option. In the event an NEO does not achieve his or her holding level set forth above and sells shares of our Common Stock in violation of the Company’s stock ownership guidelines, the Board will consider all relevant facts and take such actions as it deems appropriate under the circumstances. Mr. Greenleaf is currently the only NEO that meets the Stock Ownership Guidelines. Given that Messrs. Sampson and Wray joined the Company in 2021 and Mr. Meffert joined the Company in 2020, none of them met these guidelines at December 31, 2021. The Company expects, however, that these executives will meet the guidelines over the next two to four years. Since Messrs. Dotts and Wilson are no longer employees of the Company, this requirement is no longer applicable to them.
Clawback
It is the Board’s policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any excess cash or equity-based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Any such incentive compensation received within the three fiscal years prior to the restatement is subject to retroactive adjustment. The Company may seek cash repayment from the executive, offset compensation due to the executive by the amount subject to retroactive adjustment or cancel the executive’s outstanding awards. Where applicable, we will seek to recover any amount determined to have been inappropriately received by the individual executive.

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Anti-hedging / anti-pledging
We have a policy that prohibits employees, executive officers and the Board from engaging in any hedging or monetization transactions, or other financial arrangements that establish a short position in our Common Stock or otherwise are designed to hedge or offset a decrease in market value. In addition, we have a policy that prohibits our employees, executive officers and the Board from pledging our Common Stock as collateral for a loan or for a margin account.
Change in Control, Severance Arrangements and Severance Payments
During fiscal year 2021, we had either employment agreements or employment offer letters with each of our NEOs. The employment agreements with Mr. Greenleaf and Mr. Dotts, and the employment letters with Messrs. Sampson, Wray and Wilson provide for a severance payment upon the termination of employment under specified circumstances, including termination upon or following a change in control as described below under “—Employment Agreements and Offer Letters with the Named Executive Officers” and “—Potential Payments Upon Termination or Change in Control.”
Impact of Tax Treatment on Compensation
The Compensation Committee endeavors to structure compensation so that we may take a tax deduction, but it does not have a policy requiring that all compensation must be deductible and it may, from time to time, authorize compensation that is not tax deductible, including where it deems appropriate or necessary in order to ensure competitive levels of total compensation for our NEOs and where doing so would be in the best interests of the Company. For taxable years beginning after 2017, Section 162(m) of the IRC generally disallows tax deductions for annual compensation in excess of $1.0 million paid to our NEOs.
Other provisions of the IRC can also affect compensation decisions. Section 409A of the IRC, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% additional tax and an interest penalty, on a recipient of deferred compensation that does not comply with Section 409A. The Compensation Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to our executives and strives to structure its compensation plans to meet these requirements.
Section 280G of the IRC disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation (an “excess parachute payment”) and Section 4999 of the IRC imposes a 20% excise tax on those payments. The Compensation Committee also takes the provisions of Sections 280G and 4999 into account in structuring compensation, endeavoring to enable the Company to take a tax deduction and executives to avoid the excise tax. For example, our CEO’s employment agreement contains provisions reducing in certain circumstances parachute payments to an amount that will not constitute an excess parachute payment.
Compensation Committee Report
The Compensation Committee operates under a written charter and is comprised entirely of directors meeting the independence requirements of NASDAQ listing rules. The Board established this committee to discharge the Board’s responsibilities relating to compensation of our CEO and each of our other executive officers. The Compensation Committee has overall responsibility for decisions relating to all compensation plans, policies, and benefit programs as they affect the CEO and other executive officers.
The Compensation Committee has reviewed and discussed with ModivCare’s management the preceding section entitled “Compensation Discussion and Analysis.” Based on this review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the 2021 Annual Report through filing of this Proxy Statement.
Compensation Committee
Richard A. Kerley (Chairperson)
Todd J. Carter
Stacy Saal

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Summary Compensation Table
The following table sets forth certain information with respect to compensation paid by us for services rendered in all capacities to us and our subsidiaries during the fiscal years ended December 31, 2021, 2020 and 2019 to our NEOs, which group is composed of (1) each person who served as our CEO during fiscal year 2021, (2) each person who served as our CFO during fiscal year 2021, (3) each of our three other most highly compensated executive officers who were employed by us on December 31, 2021, and (4) one other former executive officer who would have been included as one of the three most highly compensated executive officers if such person had remained employed by us through December 31, 2021:
Name	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Daniel E. Greenleaf President and Chief Executive Officer	2021	850,000	—	849,956	849,991	1,062,500	25,103	3,637,550
	2020	850,000	—	850,015	849,630	2,125,000	16,494	4,691,139
	2019	32,692	—	1,191,162	1,955,559	—	—	3,179,413
L. Heath Sampson(6) Chief Financial Officer	2021	400,822	—	356,306	356,265	360,740	33,313	1,507,446
Walt Meffert Chief Information Officer	2021	400,000	—	250,040	250,005	300,000	37,631	1,237,676
	2020	358,462	—	100,034	99,996	366,120	23,229	947,841
Grover N. Wray(7) Chief Human Resources Officer	2021	80,767	—	70,514	70,515	70,521	4,470	296,787
Kevin M. Dotts(8) Former Chief Financial Officer	2021	109,616	—	—	—	—	458,377	567,993
	2020	450,000	—	—	—	611,719	20,379	1,082,098
	2019	456,346	—	154,690	364,204	—	24,281	999,521
Kenneth W. Wilson(9) Former Chief Operating Officer	2021	500,000	—	374,971	374,982	315,000	25,671	1,590,624
	2020	321,154	115,000	356,044	250,007	526,776	16,441	1,585,422
1.	Represents a sign-on bonus.
2.
The compensation included in this column represents the aggregate grant date fair value of the equity awards granted during the year indicated. The amounts do not necessarily reflect the actual value received by the executive, which may be more or less than the amount shown or zero.

3.	This column shows the aggregate grant date fair value of the stock option awards granted. The grant date fair values have been calculated in accordance with FASB ASC Topic 718.
4.	Includes annual incentive bonuses earned for the year indicated, but paid in March of the following year.
5.
We provide the NEOs with certain group life, health, medical and other non-cash benefits generally available to all salaried employees, which are included in this column. For fiscal year 2021, the amounts in this column include, among other things, the following:

Name	Health, Dental, Life and Disability Insurance Premiums	Matching Contributions under Retirement Savings Plans
Daniel E. Greenleaf	$ 14,483	$ 10,620
L. Heath Sampson	$21,713	$11,600
Walt Meffert	$26,031	$11,600
Grover N. Wray	$3,116	$1,354
Kevin M. Dotts	$6,317	$2,060
Kenneth W. Wilson	$18,863	$6,808
6.	Mr. Sampson has served as Chief Financial Officer since February 26, 2021.
7.
Mr. Wray has served as Chief Human Resources Officer since October 25, 2021. Amount listed in the “Salary” column includes payments made during 2021 to Mr. Wray’s consulting company, Animus Advisors LLC, for outsourced human resources services provided by his consulting company.

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8.
Mr. Dotts’ employment was terminated for “Good Reason” under his employment agreement effective February 26, 2021, when he chose not to relocate to Denver, Colorado in connection with the change in the Company’s headquarters from Atlanta, Georgia. Amount listed in the “All Other Compensation” column includes $450,000 in severance payments Mr. Dotts received in connection with the Good Reason, and therefore involuntary, termination of his employment. Amount listed in the “Salary” column includes $5,770 of accrued vacation pay.

9.	Mr. Wilson’s employment was terminated on January 4, 2022.
Grants of Plan Based Awards Table
The following Grants of Plan Based Awards Table* provides additional information about stock and option awards and non-equity incentive plan awards granted to the NEOs during the fiscal year ended December 31, 2021. The compensation plans under which the grants in the following table were made are described under “2021 Executive Compensation Program Decisions—Annual Incentive Program” and “2021 Executive Compensation Program Decisions—Long-Term Incentives” in the “Compensation Discussion and Analysis” section.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Daniel E. Greenleaf	N/A	531,250	1,062,500	2,125,000	—	—	—	—
	2/10/2021	—	—	—	4,742	15,491	179.24	1,699,947
L. Heath Sampson	N/A	213,750	427,500	855,000	—	—	—	—
	2/26/2021	—	—	—	2,778	9,368	128.26	712,571
Walt Meffert	N/A	150,000	300,000	600,000	—	—	—	—
	2/10/2021	—	—	—	1,395	4,881	179.24	500,045
Grover N. Wray	N/A	165,000	330,000	660,000	—	—	—	—
	10/27/2021				440	1,403	160.26	141,029
Kevin M. Dotts	N/A	168,750	337,500	675,000	—	—	—	—
Kenneth W. Wilson	N/A	200,000	400,000	800,000	—	—	—	—
	2/10/2021				2,092	7,321	179.24	749,952
1.
Amounts represent the threshold, target and to the extent applicable, maximum, under the STI for fiscal year 2021 or similar provisions of the NEOs’ employment agreements or offer letters. The actual amounts earned by the NEOs in fiscal year 2021 under the STI are set forth under the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table.”

2.
The amounts shown in this column, include the grant date fair value of option awards granted in 2021 determined based on the assumptions set forth in our 2021 Annual Report on Form 10-K for the year ended December 31, 2021 (Note 16, Stock-Based Compensation and Similar Arrangements).

Modivcare 2022 Proxy Statement

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Employment Agreements and Offer Letters with the Named Executive Officers
The following discussion and the discussion below under “—Potential Payments Upon Termination or a Change in Control” describe certain terms of the employment agreements and offer letters with the NEOs.
Daniel E. Greenleaf
Effective December 11, 2019, Daniel Greenleaf was appointed to serve as President and CEO of the Company. The Company and Mr. Greenleaf entered into an employment agreement (the “Greenleaf Employment Agreement”), dated November 29, 2019, in connection with Mr. Greenleaf’s appointment. The Greenleaf Employment Agreement provides for a term commencing as of December 11, 2019 and continuing until his employment is terminated in accordance with the terms of the Greenleaf Employment Agreement (the “Term”).
Under the terms of the Greenleaf Employment Agreement, Mr. Greenleaf’s annual base salary is $850,000. Mr. Greenleaf is eligible for an annual bonus equal to 125% of his base salary, based upon achievement of 100% of the performance targets established by the Compensation Committee. Mr. Greenleaf’s annual bonus is subject to a maximum of 250% of his base salary. Mr. Greenleaf is also eligible to receive annual equity grants with a grant date value of at least 200% of his base salary, under the terms and conditions approved by the Compensation Committee.
In addition, on December 11, 2019, Mr. Greenleaf was granted RSUs covering 20,104 shares of the Company’s common stock and an option to purchase 67,090 shares of Company common stock with an exercise price of $59.25 and 40,432 Premium Priced Options to purchase shares of Company common stock with an exercise price of $68.14. The RSUs and the options vest ratably in equal installments on each of the first, second, third and fourth anniversaries of the grant date, in each case subject to his continued employment through the applicable anniversary date and expire on December 11, 2026.
While employed, Mr. Greenleaf is entitled to participate in all employee fringe benefits generally available to the Company’s senior executives. Mr. Greenleaf is also eligible to receive severance benefits in the event his employment is terminated by the Company without Cause or by him for Good Reason (as defined below). Details with respect to the severance and change in control provisions under the Greenleaf Employment Agreement are set forth below under the caption “—Potential Payments Upon Termination or Change in Control.”
The Greenleaf Employment Agreement includes restrictive covenants providing for Mr. Greenleaf’s non-competition, non-solicitation, non-piracy, non-disclosure and non-disparagement. The term of the non-competition, non-solicitation and non-piracy covenants is the period that includes the term of Mr. Greenleaf’s employment and two years thereafter.
L. Heath Sampson
Effective February 26, 2021, L. Heath Sampson was appointed to serve as Chief Financial Officer. Under the terms of Mr. Sampson’s employment letter dated February 24, 2021, he had an initial base salary of $475,000 and was eligible to receive a pro-rata portion of a short-term incentive bonus for 2021 at a target of 90% of his base salary based on performance targets set by the Compensation Committee of the Board of Directors. Mr. Sampson was granted a long-term incentive equity grant on February 26, 2021 with a target grant date value equal to 150% of his base salary, composed of 50% restricted stock units and 50% stock options.
While employed, Mr. Sampson is entitled to participate in all employee fringe benefits generally available to the Company’s senior executives. In the event Mr. Sampson’s employment is terminated without cause, Mr. Sampson will be entitled to twelve (12) months of severance pay, at his base compensation in effect at that time. The severance benefits will be contingent upon Mr. Sampson’s execution of a release of claims in favor of the Company. Additional information with respect to the severance payments to which Mr. Sampson is entitled is set forth below under the caption “—Potential Payments Upon Termination or Change in Control.”
Mr. Sampson also entered into a restrictive covenants agreement that contains one-year post-employment non-competition and non-solicitation covenants, as well as non-disclosure and non-disparagement covenants.

Modivcare 2022 Proxy Statement

|	Executive Compensation
Walt Meffert
Effective January 31, 2020, Walt Meffert was appointed to serve as Chief Information Officer. Under the terms of Mr. Meffert’s employment letter dated January 31, 2020, he had an initial base salary of $400,000 and was eligible to receive a pro-rata portion of a short-term incentive bonus for 2020 at a target of 50% of his base-salary, based on performance targets set by the Compensation Committee of the Board of Directors. In addition, Mr. Meffert was granted a long-term incentive equity grant on February 13, 2020 with a target grant date value equal to 50% of his base salary, comprised of 50% restricted stock units and 50% stock options.
While employed, Mr. Meffert is entitled to participate in all employee fringe benefits generally available to the Company’s senior executives. In the event Mr. Meffert’s employment is terminated without cause, Mr. Meffert will be entitled to twelve (12) months of severance pay, at his base compensation in effect at that time. The severance benefits will be contingent upon Mr. Meffert’s execution of a release of claims in favor of the Company. Additional information with respect to the severance payments to which Mr. Meffert is entitled is set forth below under the caption “—Potential Payments Upon Termination or Change in Control.”
Mr. Meffert also entered into a restrictive covenants agreement that contains one-year post-employment non-competition and non-solicitation covenants, as well as non-disclosure and non-disparagement covenants.
Grover N. Wray
Effective October 25, 2021, Grover N. Wray was appointed to serve as Chief Human Resources Officer. Under the terms of Mr. Wray’s employment letter dated October 14, 2021, he had an initial base salary of $440,000 and was eligible to receive a pro-rata portion of a short-term incentive bonus for 2021 at a target of 75% of his base-salary, based on performance targets set by the Compensation Committee of the Board of Directors. In addition, Mr. Wray was granted a long-term incentive equity grant on October 27, 2021 with a target grant date value equal to $141,041, comprised of 50% restricted stock units and 50% stock options.
While employed, Mr. Wray is entitled to participate in all employee fringe benefits generally available to the Company’s senior executives. In the event Mr. Wray’s employment is terminated without cause, Mr. Wray will be entitled to twelve (12) months of severance pay, at his base compensation in effect at that time. The severance benefits will be contingent upon Mr. Wray’s execution of a release of claims in favor of the Company. Additional information with respect to the severance payments to which Mr. Wray is entitled is set forth below under the caption “—Potential Payments Upon Termination or Change in Control.”
Mr. Wray also entered into a restrictive covenants agreement that contains one-year post-employment non-competition and non-solicitation covenants, as well as non-disclosure and non-disparagement covenants.
Kevin M. Dotts
Mr. Dotts’ original employment agreement with the Company, dated as of August 18, 2018 (the “Dotts Employment Agreement”), expired in accordance with its terms on December 31, 2020. Mr. Dotts’ employment as Chief Financial Officer ceased for Good Reason on February 26, 2021 when he chose not to relocate to Denver, Colorado in connection with the change in the Company’s headquarters from Atlanta, Georgia. Thereafter, Mr. Dotts continued to work for the Company in a transitional role from February 26, 2021 until March 15, 2021, as discussed below.
Under the Dotts Employment Agreement, Mr. Dotts’ annual base salary was $450,000 and he was eligible for an annual bonus equal to 75% of his base salary, based upon achievement of 100% of the performance targets established by the Compensation Committee. Mr. Dotts was also eligible to participate in the Company’s 2006 Plan, under the terms approved by the Compensation Committee. In addition, Mr. Dotts was granted an option to purchase 24,685 shares of Company common stock, with the exercise price of each option equal to the closing price of a share of the Company’s common stock on August 27, 2018. These options vested on October 31, 2020, and were fully exercised by Mr. Dotts prior to their expiration.
While employed, Mr. Dotts was entitled to participate in all employee fringe benefits generally available to the Company’s senior executives. Mr. Dotts was also eligible to receive severance benefits in connection with the termination of his employment by the Company. Details with respect to the severance payments Mr. Dotts received as a result of the termination of his employment are set forth below under the caption “—Potential Payments Upon Termination or Change in Control.”

Modivcare 2022 Proxy Statement

|	Executive Compensation
The Dotts Employment Agreement included restrictive covenants providing for Mr. Dotts’ non-competition, non-solicitation, non-piracy, non-disclosure and non-disparagement. The term of the non-solicitation and non-piracy covenants were to last for a period of two years after his separation from the Company. The term of the non-competition covenant was to last for one year following the termination of his employment.
In connection with Mr. Dotts’ resignation for Good Reason and the transitional role he served at the Company from February 26, 2021 until March 15, 2021 (the “Separation Date”), the Company and Mr. Dotts entered into a Transition and Separation Agreement, effective March 11, 2021 (the “Separation Agreement”). The Separation Agreement provided that (i) Mr. Dotts would continue at his current base salary and current benefit plan participation through the Separation Date, (ii) Mr. Dotts would continue to be eligible to earn his annual bonus for 2020, as provided in the Dotts Employment Agreement, based on the Company’s actual performance and the terms of the Company’s STI in 2020, and (iii) Mr. Dotts’ outstanding equity awards would continue to vest through and including the Separation Date. In addition, pursuant to the Company’s executive severance policy, Mr. Dotts was entitled to the following as a result of his involuntary termination for Good Reason after the Separation Date: (i) a lump sum payment equal to 12 months of his then current base salary minus required tax and other withholdings; and (ii) subject to his timely enrollment in continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), fully-subsidized COBRA coverage for 12 months, paid directly by the Company to the carrier. The Separation Agreement includes a customary release of claims by Mr. Dotts in favor of the Company.
Kenneth W. Wilson
The terms of Mr. Wilson’s employment letter dated April 7, 2020, terminated effective January 4, 2022, when he ceased being an employee of the Company. Pursuant to that employment letter, Mr. Wilson had an initial base salary of $500,000 and was eligible to receive a pro-rata portion of a short-term incentive bonus for 2020 at a target of 80% of his base salary. Mr. Wilson was granted restricted stock units (RSUs) valued at $106,000 on May 4, 2020 based on the market price of the Company’s stock on that date. In addition, Mr. Wilson was granted a long-term incentive equity grant for 2020 comprised of 50% RSUs and 50% options equal to 100% of his base salary based on the market price of the common stock on May 4, 2020. Mr. Wilson also received a sign-on bonus of $115,000 in cash, with one-half paid within one week of his start date and one-half paid on November 30, 2020.
In the event Mr. Wilson’s employment would have been terminated without Cause during fiscal year 2021, Mr. Wilson would have been entitled to twelve (12) months of severance pay, at his base compensation in effect at that time. The severance benefits would have been contingent upon Mr. Wilson’s execution of a release of claims in favor of the Company.
Mr. Wilson also entered into a restrictive covenants agreement that contains one-year post-employment non-competition and non-solicitation covenants, as well as non-disclosure and non-disparagement covenants.

Modivcare 2022 Proxy Statement

|	Executive Compensation
Outstanding Equity Awards at December 31, 2021
The following table reflects the equity awards granted by us to the NEOs outstanding at December 31, 2021:
	Option Awards				Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Daniel E. Greenleaf(4)
12/11/2019	—	—	—	—	10,052	1,490,611	—	—
12/11/2019	33,546	33,544	59.25	12/11/2026	—	—	—	—
12/11/2019	20,216	20,216	68.14	12/11/2026	—	—	—	—
2/13/2020	—	—	—	—	8,191	1,214,643	—	—
2/13/2020	15,040	30,079	69.18	2/13/2027	—	—	—	—
2/10/2021	—	—	—	—	4,742	703,191	—	—
2/10/2021	—	15,491	179.24	2/10/2028	—	—	—	—
L. Heath Sampson(5)
2/26/2021	—	—	—	—	2,778	411,950	—	—
2/26/2021	—	9,368	128.26	2/26/2026	—	—	—	—
Walt Meffert(5)
2/13/2020	—	—	—	—	964	142,952	—	—
2/13/2020	2,105	4,210	69.18	2/13/2025	—	—	—	—
2/10/2021	—	—	—	—	1,395	206,865
2/10/2021	—	4,881	179.24	2/10/2026	—	—	—	—
Grover N. Wray(5)
10/27/2021	—	—	—	—	440	65,248
10/27/2021	—	1,403	160.26	10/27/2026	—	—	—	—
Kenneth W. Wilson(5)
5/4/2020	—	—	—	—	3,006	445,760	—	—
5/4/2020	—	—	—	—	1,275	189,070	—	—
5/4/2020	5,561	11,123	55.45	5/4/2025	—	—	—	—
2/10/2021	—	—	—	—	2,092	310,223	—	—
2/10/2021	—	7,321	179.24	2/10/2026	—	—	—	—
1.	Except for Premium Priced Options, the options listed in this table have an exercise price equal to the closing market price of our Common Stock on the grant date.
2.
The RSUs granted to Mr. Greenleaf during fiscal periods 2019 and 2020 vest in four equal annual installments on each of the first, second, third, and fourth anniversary of the grant date, in each case, subject to Mr. Greenleaf’s continued employment. The RSUs granted to Mr. Greenleaf during fiscal year 2021 vest in three approximately equal installments on each of the first, second and third anniversary of the grant date, in each case, subject to Mr. Greenleaf’s continued employment. The RSUs granted to each of Messrs. Sampson, Meffert, Wray and Wilson during fiscal periods 2020 and 2021 vest in three approximately equal installments on each of the first, second, and third anniversary of the grant date, in each case, subject to the executive’s continued employment.

3.	The market value of the unvested restricted share awards was calculated using a value of $148.29 per share of Common Stock, which was the closing market price of our Common Stock on December 31, 2021.
4.
The options granted to Mr. Greenleaf on December 11, 2019 consisted of 67,090 options and 40,432 Premium Priced Options which have an exercise price 15% above the market price on date of grant. Mr. Greenleaf’s December 2019 options vest ratably in four equal installments on each of the first, second, third and fourth anniversary of the grant date in each case, subject to Mr. Greenleaf’s continued employment. The options granted to Mr. Greenleaf on February 13, 2020 vest in three equal installments on each of the first, second, and third anniversary of the date of grant, in each case, subject to Mr. Greenleaf’s continued employment. The options granted to Mr. Greenleaf on February 10, 2021 vest in three approximately equal installments on each of the first, second, and third anniversary of the grant date, subject to Mr. Greenleaf’s continued employment.

5.
The options granted to each of Messrs. Sampson, Meffert, Wray and Wilson during fiscal periods 2020 and 2021 vest in three approximately equal installments on each of the first, second, and third anniversary of the grant date, in each case, subject to the executive’s continued employment.

Modivcare 2022 Proxy Statement

|	Executive Compensation
Option Exercises and Stock Vested Table
The following table provides additional information about the value realized by the NEOs on option award exercises and stock award vesting during the year ended December 31, 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daniel E. Greenleaf	—	—	9,122	1,436,859
L. Heath Sampson	—	—	—	—
Walt Meffert	2,105	243,807	482	86,051
Grover N. Wray	—	—	—	—
Kevin M. Dotts	33,257	2,839,823	876	127,309
Kenneth W. Wilson	—	—	2,140	298,616
Non-qualified Deferred Compensation
None of our NEOs participated in or had account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us during fiscal year 2021.
Equity Compensation Plan Information
The following table provides information, as of December 31, 2021, regarding shares of our common stock that may be issued under our 2006 Plan, which was approved by stockholders, and plans not approved by stockholders (if any). Under the 2006 Plan, no option or stock appreciation rights may be repriced, replaced, regranted through cancellation, repurchased for cash or other consideration, or modified without stockholder approval (except in connection with a change in our capitalization) if the effect would be to reduce the exercise price for the shares underlying the award.
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans	270,239	$88.72	1,230,202
Equity compensation plans not approved by security holders	—	—	—
Total	270,239	$88.72	1,230,202
1.
The number of shares shown in this column represents the number of shares available for issuance pursuant to stock options and other stock-based awards that were previously granted and were outstanding as of December 31, 2021 under the 2006 Plan.

Modivcare 2022 Proxy Statement

|	Executive Compensation
Potential Payments Upon Termination or Change in Control
General
The employment agreements, offer letters and the Company’s executive severance policy, as applicable during 2021 to each of Messrs. Greenleaf, Sampson, Meffert, Wray, Dotts and Wilson, provided for severance payments in the event of termination of employment under certain circumstances, including termination following a change in control (none of which include excise tax gross-ups). The receipt of the payments and benefits to these NEOs under the employment agreements, letters and policies are generally conditioned upon their complying with non-competition, non-solicitation/non-piracy and non-disclosure provisions. By the terms of such agreements, letters and policies, the executives acknowledge that a breach of some or all of the restrictive covenants described therein will entitle us to injunctive relief restraining the commission or continuance of any such breach, in addition to any other available remedies.
In entering into these agreements and letters and adopting the policy, the Compensation Committee considered legal and tax provisions, fairness to stockholders, tenure of each executive officer and general corporate practice to select the events that will trigger payments under the employment agreements, letters and policies, as noted below. The following summaries describe payouts that would have been made under the applicable arrangements if the termination event described had happened at the end of 2021, except that the description with respect to Mr. Dotts reflects the amounts that were actually paid in respect of the termination of his services.
Resignation by Employee for Good Reason
Mr. Greenleaf is entitled to certain payments upon a resignation for “Good Reason,” which is defined for purposes of Mr. Greenleaf as the occurrence of any of the following that is not cured within 30 days of executive’s written notice that the occurrence constitutes Good Reason: (i) a material reduction of executive’s position, duties, or responsibilities with the Company, including a requirement that the executive report directly to any person other than as provided in the agreement; (ii) a reduction of executive’s base salary other than a reduction which is generally applicable to all executives of the Company; or (iii) a material breach by the Company of the employment agreement. To be deemed a resignation for Good Reason, notice must be made by Mr. Greenleaf to the Company within 30 days of the occurrence establishing the facts supporting such termination and the resignation must occur within 90 days of the date of such notice.
In the event of resignation for Good Reason, Mr. Greenleaf would be entitled to (i) a pro rata portion of any bonus earned for the then fiscal year through the date of termination, (ii) twenty-four months’ base salary and two times the target bonus for the full fiscal year 2021, (iii) continued healthcare coverage for eighteen months following the date of termination, and (iv) accelerated vesting of RSU and option awards as if he had been employed for 24 months beyond the date of termination.
Each of Messrs. Sampson, Meffert, Wray, and Wilson is entitled to certain payments upon a resignation for Good Reason (as defined below) only if such resignation for Good Reason is in connection with or within one-year following a Change in Control, as defined and detailed below under the caption “—Termination upon or following a Change in Control.”
Termination by Company without Cause
Each of Messrs. Greenleaf, Sampson, Meffert, Wray, and Wilson is entitled to certain payments upon a termination without “Cause”, as defined with respect to Mr. Greenleaf as:
•
fraud or theft committed by the employee against us or any of our subsidiaries, affiliates, joint ventures and related organizations, including any entity managed by us (collectively referred to as “Affiliates”), or commission of a felony or any crime involving fraud or moral turpitude;

•	gross negligence of the employee or willful misconduct by the employee that results, in either case, in material economic or reputational harm to us or our Affiliates;
•	breach of any provision by the employee of the employment agreement or breach of any fiduciary duty or duty of loyalty owed to us or our Affiliates;
•
conduct of the employee tending to bring us or our Affiliates into public disgrace or embarrassment, or which is reasonably likely to cause one or more of its customers or clients to cease doing business with, or reduce the amount of business with, the Company or its Affiliates;

Modivcare 2022 Proxy Statement

|	Executive Compensation
•
neglect or refusal by the employee to perform duties or responsibilities as directed by us, the Board or any executive committee established by the Board, or violation by the employee of any express direction of any lawful rule or regulation established by us or the Board or any committee established by the Board which is consistent with the scope of the employee’s duties under the employment agreement, if such failure, refusal, or violation continues uncured for a period 10 days after written notice from us to the employee specifying the failure, refusal, or violation and our intention to terminate the employment agreement for Cause;

•	commission of any acts or omissions by the employee resulting in or intended to result in direct material personal gain to the employee at our or our Affiliates’ expense; or
•	employee materially compromises our or our Affiliates’ trade secrets or other confidential and proprietary information.
For purposes of Mr. Greenleaf, action or inaction is not considered “willful” unless done or omitted by him intentionally and without his reasonable belief that his action or inaction was in our or our Affiliates’ best interests, and does not include failure to act by reason of total or partial incapacity due to physical or mental illness.
With respect to each of Messrs. Sampson, Meffert, Wray, and Wilson, “Cause” is defined as:
•	conviction of a felony or a crime involving fraud or moral turpitude;
•
theft, material act of dishonesty or fraud, intentional falsification of any employment or Company records, or commission of any criminal act which impairs Participant’s ability to perform appropriate employment duties for the Company;

•
intentional or reckless conduct or gross negligence materially harmful to the Company or the successor to the Company after a Change in Control, including violation of a non-competition or confidentiality agreement;

•	willful failure to follow lawful instructions of the person or body to which Participant reports; or
•	gross negligence or willful misconduct in the performance of Participant’s assigned duties.
For purposes of Messrs. Sampson, Meffert, Wray, and Wilson, conduct shall not be considered “willful” unless done, or omitted to be done, not in good faith and without a reasonable belief that the conduct (or lack thereof) was in the best interests of the Company.
In the event of termination without Cause: Mr. Greenleaf would be entitled to (i) a pro rata portion of any bonus earned for the then fiscal year through the date of termination, (ii) twenty-four months’ base salary and two times the target bonus for the full fiscal year 2021, (iii) continued healthcare coverage for eighteen months following the date of termination, and (iv) accelerated vesting of RSU and option awards as if he had been employed for 24 months beyond the date of termination; and each of Messrs. Sampson, Meffert, Wray, and Wilson would be entitled to (i) twelve months’ base salary and (ii) continued healthcare coverage for six months following the date of termination.
Termination due to Death
The Company’s current benefit program includes a Company-paid life insurance policy for all named executive officers. In the event an NEO’s employment were terminated due to the NEO’s death, the NEO’s heirs, personal representatives or estate would receive the life insurance proceeds. In addition, the employment agreement with Mr. Greenleaf provides for certain additional payments in the event of death. Pursuant to Mr. Greenleaf’s agreement, in the event of death, he would be entitled to a pro rata portion of any bonus earned for the then fiscal year through the date of termination and accelerated vesting of RSUs and option awards as if he had been employed for 24 months beyond the date of termination.
Termination due to Disability
The Company’s current benefit program includes a Company-paid disability insurance policy for all named executive officers. In addition, the employment agreement with Mr. Greenleaf provides for certain additional payments in the event of “Disability,” which is defined as any physical or mental illness, disability or incapacity which prevents the employee from performing the essential functions of employee’s duties, with or without reasonable accommodations, for a period of not less than 150 consecutive days or for an aggregate of 180 days during any period of 12 consecutive months. Pursuant to Mr. Greenleaf’s agreement, in the event of Disability, he would be entitled to a pro rata portion of any bonus earned for the then fiscal year through the date of termination and accelerated vesting of RSUs and option awards as if he had been employed for 24 months beyond the date of termination.

Modivcare 2022 Proxy Statement

|	Executive Compensation
Termination upon or following a Change in Control
Each of Messrs. Greenleaf, Sampson, Meffert, Wray, and Wilson is entitled to certain payments upon termination in connection with or within 12 months (24 months in the case of Mr. Greenleaf) after a “Change in Control”, which is defined for these purposes as an event or events in which:
•
any person (other than persons who were employees of the Company more than one year before the transaction, or, in the case of Mr. Greenleaf other than (i) us or our subsidiaries, (ii) any fiduciary holding securities under our employee benefit plan or our subsidiaries, or (iii) any company owned by our stockholders) becomes the “beneficial owner” of 50% or more of our outstanding voting securities; or

•
we consummate (i) a merger or consolidation as more specifically described in the employment agreements or severance policy, as applicable, (ii) a liquidation or (iii) the sale or disposition of all or substantially all of our assets.

Each of Messrs. Sampson, Meffert, Wray, and Wilson is also entitled to certain payments if he resigns for Good Reason in connection with or within 12 months after a Change in Control. “Good Reason” is defined for these purposes for each of Messrs. Sampson, Meffert, Wray, and Wilson as the occurrence of any of the following that is not cured within thirty days of executive’s written notice that the occurrence constitutes Good Reason: (i) a material reduction of executive’s base salary other than a reduction which is generally applicable to all executives of the Company or (ii) a relocation of the executive to another Company facility or location more than 50 miles from the executive’s current Company location. To be deemed a resignation for Good Reason, notice must be made by the executive to the Company within 30 days of the occurrence establishing the facts supporting such termination and the resignation must occur within 120 days following the expiration of the Company’s 30-day cure period.
Had a Change in Control occurred during the term of Mr. Greenleaf’s employment agreement and he was terminated within 24 months following such Change in Control, Mr. Greenleaf would have been entitled to receive (i) a pro rata portion of any bonus earned for the then fiscal year through the date of termination, (ii) thirty months’ base salary and two and one-half (2.5) times the target bonus for the full fiscal year 2021, (iii) continued healthcare coverage for 18 months following the date of termination, and (iv) accelerated vesting of all unvested RSU and option awards. For each of Messrs. Sampson, Meffert, Wray, and Wilson, had a Change in Control occurred and he was either terminated or resigned for Good Reason within 12 months following such Change in Control, each would have been entitled to receive (i) a lump sum payment of 12 months’ base salary, (ii) continued healthcare coverage for six months following the date of termination, and (iii) accelerated vesting of all unvested RSU and option awards.
Potential Payments upon Termination of Employment Table
Our NEOs are not entitled to any payments or accelerated vesting of any equity awards solely in connection with or following a Change in Control. Our NEOs are only entitled to payment or accelerated vesting of equity awards (or other benefits) if there is a termination of employment in connection with or within 12 months (24 months in the case of Mr. Greenleaf) after a Change in Control, which is commonly referred to as a so-called “double-trigger” change in control arrangement.

Modivcare 2022 Proxy Statement

|	Executive Compensation
The following table quantifies the estimated maximum amount of payments and benefits under the employment agreements, offer letters, and agreements relating to awards granted under our 2006 Plan to which the NEOs employed by us as of December 31, 2021 would have been entitled upon termination of employment for the various reasons listed, as defined above, that occurred on December 31, 2021, but without giving effect to any reduction for excess parachute payments.
Name	Event Triggering Payment	Cash Payment(s) ($)	Value of Accelerated Vesting of RSUs ($)(1)	Value of Accelerated Vesting of Options ($)(1)	Value of Health Insurance Payments ($)	Life or Disability Insurance Proceeds ($)(2)	Total ($)(3)
Daniel E. Greenleaf	Resignation for Good Reason(4)	4,887,500	3,173,999	6,986,620	19,183	—	15,607,302
	Termination without Cause(4)	4,887,500	3,173,999	6,986,620	19,183	—	15,607,302
	Death(5)	1,062,500	3,173,999	6,986,620	—	100,000	11,323,119
	Disability(5)	1,062,500	3,173,999	6,986,620	—	10,000	11,223,119
	Termination Upon Change in Control(6)	5,843,750	3,408,446	6,986,620	19,183	—	16,257,999
L. Heath Sampson	Resignation for Good Reason(7)	475,000	—	—	14,102	—	489,102
	Termination without Cause(8)	475,000	—	—	14,102	—	489,102
	Death	—	—	—	—	100,000	100,000
	Disability	—	—	—	—	10,000	—
	Termination Upon Change in Control(9)	475,000	411,950	187,641	14,102	—	1,088,693

Walt Meffert	Resignation for Good Reason(7)	400,000	—	—	14,102	—	414,102
	Termination without Cause(8)	400,000	—	—	14,102	—	414,102
	Death	—	—	—	—	100,000	100,000
	Disability	—	—	—	—	10,000	—
	Termination Upon Change in Control(9)	400,000	349,816	333,053	14,102	—	1,096,971

Grover N. Wray	Resignation for Good Reason(7)	440,000	—	—	7,438	—	447,438
	Termination without Cause(8)	440,000	—	—	7,438	—	447,438
	Death	—	—	—	—	100,000	100,000
	Disability	—	—	—	—	10,000	—
	Termination Upon Change in Control(9)	440,000	65,248	—	7,438	—	512,686

Kenneth W. Wilson	Resignation for Good Reason(7)	500,000	—	—	12,830	—	512,830
	Termination without Cause(8)	500,000	—	—	12,830	—	512,830
	Death	—	—	—	—	100,000	100,000
	Disability	—	—	—	—	10,000	—
	Termination Upon Change in Control(9)	500,000	945,052	1,032,659	12,830	—	2,490,541
1.	Calculated based on the closing market price of our Common Stock on December 31, 2021.
2.	Under our Long-Term Disability insurance, each NEO under the age of 60 who is terminated due to Disability is entitled to a monthly payment of $10,000 until he or she is 65 years old.
3.	Amounts in the total column do not include the $10,000 monthly payments each NEO would receive until the age of 65 if terminated due to Disability.
4.
Cash Payment includes Mr. Greenleaf’s annual bonus for the full fiscal year 2021 and the sum of 24 months of base salary plus two times the annual bonus for the full fiscal year 2021, with such sum payable in equal installments over 24 months. The equity awards are vested as if Mr. Greenleaf’s employment continued for 24 months following the date of termination. The value of healthcare coverage is based on 18 months of coverage following the date of termination.

5.
Cash Payment includes Mr. Greenleaf’s annual bonus for the full fiscal year 2021. The equity awards are vested as if Mr. Greenleaf’s employment continued for 24 months following the date of termination.

6.
Cash Payment includes Mr. Greenleaf’s annual bonus for the full fiscal year 2021 and the sum of 30 months of base salary plus 2.5 times the annual bonus for the full fiscal year 2021, with such sums payable in one lump payment. All outstanding equity awards are vested in their entirety. The value of healthcare coverage is based on 18 months of coverage following the date of termination.

Modivcare 2022 Proxy Statement

|	Executive Compensation
7.
Termination payment applicable only if the resignation for Good Reason occurs upon or within one-year following a Change in Control. Cash Payment includes 12 months of base salary, payable in one lump sum payment. The value of healthcare coverage is based on six months of coverage following the date of termination.

8.	Cash Payment includes 12 months of base salary. The value of healthcare coverage is based on six months of coverage following the date of termination.
9.	Cash Payment includes 12 months of base salary, payable in one lump sum payment. The value of healthcare coverage is based on six months of coverage following the date of termination.
Payments Made to Kevin Dotts upon Termination
In connection with Mr. Dotts’ termination of employment in 2021, which was treated as an involuntary termination for Good Reason and in connection with which he entered into a Transition and Separation Agreement with the Company, Mr. Dotts, pursuant to the terms of the Dotts Employment Agreement and subject to the Transition and Separation Agreement, was entitled to (i) a lump sum payment equal to 12 months of his then current base salary minus required tax and other withholdings; and (ii) subject to his timely enrollment in continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), fully-subsidized COBRA coverage for 12 months which is to be paid directly by the Company to the carrier. For a more detailed discussion of Mr. Dotts’ termination and the Transition and Separation Agreement, please refer to the section above captioned “Employment Agreements and Offer Letters with the Named Executive Officers—Kevin M. Dotts.”
CEO Pay Ratio Disclosure
Pay Ratio Methodology
To determine the estimated ratio of CEO pay to median employee pay (the “Pay Ratio”) in accordance with Item 402(u) of Regulation S-K of the Securities Act, we considered our entire employee population of approximately 24,070 employees who received paychecks during fiscal 2021 (excluding the CEO), however, we did not include 7,213 employees of Care Finders or VRI, our recently-acquired subsidiaries. We used compensation paid during fiscal year 2021 to determine our median employee, and annualized pay for those employees who commenced work during fiscal year 2021. We then identified our median employee, whose Summary Compensation Table (“SCT”) total compensation, as calculated in accordance with Item 402(u)(2) of Regulation S-K of the Securities Act, was $12,899 in fiscal year 2021. Our median employee is a caregiver working part-time with 20 hours per week or less.
The CEO pay used for purposes of calculating the Pay Ratio is $3,637,550, the SCT total compensation paid to our CEO, Daniel E. Greenleaf, from January 1, 2021 through December 31, 2021.
As a result, the reasonable estimated ratio of CEO pay to median employee pay, calculated in a manner consistent with Item 402(u) of Regulation S-K of the Securities Act is 282:1. The SEC’s pay ratio disclosure rules permit the use of estimates, assumptions, and adjustments. We believe that the foregoing pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s pay ratio disclosure rules.
Please keep in mind that under the SEC’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans differ by country even within the same company. As such, our pay ratio may not be comparable to the pay ratio reported by other companies.

Modivcare 2022 Proxy Statement

Proposal Two:
Advisory vote to approve named executive officer compensation
Section 14A of the Exchange Act provides shareholders an opportunity to cast a non-binding advisory vote to approve the compensation of the “named executive officers” identified in the Summary Compensation Table of this document.
The Compensation Committee has considered that the holders of approximately 98% of the votes cast at each of our 2021 and 2020 annual meeting of stockholders approved, on an advisory basis, the compensation of our NEOs as disclosed in the Proxy Statement for those annual meetings.
As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” above, our executive compensation programs are designed to attract, motivate, and retain our NEOs, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” beginning on page 33 for additional details about our executive compensation programs, including information about the fiscal year 2021 compensation of our NEOs.
We believe that the compensation programs offered to our NEOs should support the creation of stockholder value and achievement of our financial goals. Accordingly, our guiding compensation principles focus on:
•	attracting, retaining, and motivating high-performing leaders;
•	aligning the interests of our executives with those of our stockholders, and incentivizing stockholder value creation;
•	linking a meaningful portion of executive compensation to achievement of key financial, operational, and capital allocation performance goals; and
•	maintaining a significant portion of compensation based on at-risk opportunities including equity awards tied to stock price.
Our Compensation Committee has a long history of performance-based pay practices and considers numerous factors when setting compensation for our NEOs including:
•	actual and adjusted EBITDA, earnings per share, return on equity performance, and stockholder value created;
•	goals and objectives set for each executive officer at the beginning of the year; and
•	recommendations of an independent third-party executive compensation consultant.

Board Recommendation The Board unanimously recommends that you vote “FOR” the compensation of our named executive officers, as disclosed in this Proxy Statement.

Modivcare 2022 Proxy Statement

|	Proposal Two
Other considerations include individual performance, internal pay comparisons within the executive group at the Company, overall financial performance of the Company, and market data.
Our annual incentive cash compensation and equity-based compensation programs are designed to be performance-based and to incentivize achievement of the Company’s short- and long-term financial, operation and strategic goals. Our long-term incentive program uses equity grants to incentivize performance and reward our executives for stockholder value creation. We believe this structure encourages an ownership mentality that motivates our management to create stockholder value over a multi-year period.
Our Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.
We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and the other related tables and disclosure.”
The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Company values the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We conduct this vote on an annual basis, and the next such vote will take place with our 2023 annual meeting of stockholders.
The Board unanimously recommends that you vote “FOR” the compensation of our named executive officers, as discolsed in this proxy statement.

Modivcare 2022 Proxy Statement

Proposal Three:
Approval of ModivCare Inc. employee stock purchase plan
We are seeking stockholder approval of the ModivCare Inc. Employee Stock Purchase Plan (the “ESPP”), which, if approved by our stockholders, will permit employees of the Company to participate in the ownership of the Company in furtherance of our broader compensation strategy and to benefit from stock price appreciation, thus enhancing the alignment of employee and stockholder interests.
The material terms of the ESPP are summarized below. This description is qualified in its entirety by the complete text of the ESPP, which is attached to this Proxy Statement as Appendix B.
Background
On April 28, 2022, the Board adopted the ESPP, subject to the approval by the Company’s stockholders. If the ESPP is not approved by the stockholders, the ESPP will be null and void. No offering will commence, and no shares will be available for purchase, pursuant to the ESPP until it is approved by the Company’s stockholders.
If the ESPP is approved, 1,000,000 shares of Common Stock will be available for purchase pursuant to the ESPP, which represents approximately 6.96% of our outstanding Common Stock (on a fully diluted basis) as of April 19, 2022. In establishing the shares reserved for purchase under the ESPP, our Board considered the potential dilutive impact to stockholders, the projected participation rate, equity plan guidelines provided by our compensation consultant and advice provided by outside counsel.
The Board adopted the ESPP to provide employees of the Company and participating subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock, and the Board believes the ESPP is instrumental in the company’s ability to attract, motivate and retain team members. The Board also believes that stock ownership by employees provides performance incentives and fosters long-term commitment to our benefit and to the benefit of our stockholders. Therefore, the Board urges stockholders to approve the ESPP.

Board Recommendation The Board unanimously recommends that you vote “FOR” the approval of the ModivCare Inc. Employee Stock Purchase Plan.

Modivcare 2022 Proxy Statement

|	Proposal Three
Purpose
The purpose of the ESPP is to enhance the Company’s ability to attract and retain the types of employees who will contribute to its long-range success by permitting them to participate in the ownership of the Company. The Board believes that participation in the ownership of the Company is necessary to remain competitive in our industry and is essential to recruiting and retaining the highly qualified individuals necessary to help us meet our goals.
Administration
The ESPP will be administered by the Compensation Committee.
Shares Subject to the ESPP
A total of 1,000,000 shares of Common Stock will be reserved and available for issuance under the ESPP, which, as of April 28, 2022, had a fair market value of $107.56 per share, based on the closing price of our common stock as reported on NASDAQ on the date the plan was approved by the Board. Shares authorized under the ESPP are subject to adjustment in accordance with its terms.
Eligibility
The Company’s employees, not including executive officers, and the employees of any of the Company’s designated subsidiary corporations will be eligible to participate in the ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the Compensation Committee: (i) be employed by the Company or a designated subsidiary for at least six (6) months and (ii) maintain customary employment with the Company or one of its designated subsidiaries for at least 20 hours per week. As of the date of this Proxy Statement, approximately 2,518 employees will be eligible to participate in the ESPP.
Limitations
An employee may not be granted rights to purchase stock under the ESPP (x) if such employee immediately after the grant would own stock (or options to purchase stock) possessing 5% or more of the total combined voting power or value of all classes of stock or (y) to the extent that such rights would accrue at a rate that exceeds $25,000 (or such other limits imposed by the IRC) of the fair market value of our stock for each calendar year that the rights remain outstanding, as determined under Section 423 of the IRC.
The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the IRC. The offering period for the ESPP will be approximately six (6) months beginning on or about each January 1st and July 1st of each year, however, the Compensation Committee may change the offering period subject to a maximum offering period as set forth in the IRC. On the first trading day of an offering period, each participant will be granted rights to purchase shares of Common Stock, pursuant to the ESPP, with any such purchase occurring on the last trading day of such offering period. The Compensation Committee, in its discretion, will determine the terms of offerings under the ESPP.
The number of shares of Common Stock which a participant may purchase in an offering may be reduced if the offering is over-subscribed. If the Compensation Committee determines that, on a particular purchase date, the number of shares of Common Stock to be issued pursuant to the ESPP exceeds the number of shares of Common Stock then available under the ESPP, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Compensation Committee determines to be equitable.
A participant may not transfer purchase rights under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.

Modivcare 2022 Proxy Statement

|	Proposal Three
Disqualifying Dispositions
Although the ESPP does not establish a holding period for any shares purchased in a particular offering, each participant is required to give notice to the Company of any disposition or other transfer of Common Stock acquired pursuant to the ESPP if such disposition or transfer is made within two (2) years after the offering date or within one (1) year after the purchase date.
Payroll Deductions
The ESPP permits participants to purchase shares of Common Stock through after-tax payroll deductions based on a designated percentage or dollar amount of each paycheck issued during the applicable offering period. Unless otherwise determined by the Compensation Committee, the purchase price of the shares of Common Stock will be an amount equal to the lesser of (a) 85% of the fair market value of the shares of Common Stock on the applicable purchase date or (b) 85% (or such greater percentage as determined by the Compensation Committee) of the fair market value of the shares of Common Stock on the first trading day of the applicable offering period. Subject to our insider trading policy, participants may withdraw from an offering at any time during such offering and will be paid their accrued contributions that have not yet been used to purchase shares of Common Stock. Participation ends automatically upon termination of employment for any reason.
Corporate Transactions
In the event of certain specified significant corporate transactions, such as our merger or change in control, a successor corporation may assume, continue or substitute each outstanding purchase right. If the successor corporation does not assume, continue or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new purchase date will be set and will occur prior to consummation of the corporate transaction. The participants’ purchase rights will be exercised on the new purchase date and such purchase rights will terminate immediately thereafter.
Amendment and Termination
The Compensation Committee has the authority to amend, suspend or terminate the ESPP, at any time and for any reason, provided certain types of amendments will require the approval of our stockholders. The ESPP has a term of 10 years, unless terminated earlier by the Compensation Committee in accordance with the terms of the ESPP.
Certain U.S. Federal Income Tax Consequences
The following is a brief discussion of certain U.S. federal income tax consequences applicable to the ESPP. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Participants under the ESPP are encouraged to consult with their own tax advisors.
General. The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the IRC. Under such a plan, no taxable income will be reportable by a participant, and no deductions will be allowable to the company, as a result of the grant or exercise of the purchase rights issued under the ESPP. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.
If the participant sells or otherwise disposes of the purchased shares within two years after commencement of the offering period during which those shares were purchased or within one year of the date of purchase, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. If the participant sells or disposes of the purchased shares more than two years after the commencement of the offering period in which those shares were purchased and more than one year from the date of purchase, or a participant still owns purchased shares at the time of death, then the participant will recognize ordinary

Modivcare 2022 Proxy Statement

|	Proposal Three
income in the year of sale, disposition or death in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the sale or disposition date over the purchase price paid for those shares or (ii) the excess of the fair market value of the shares on the offering date over the purchase price. Any additional gain upon the disposition will be taxed as a capital gain.
Limitations on Employer’s Compensation Deduction. If the purchased shares are sold or otherwise disposed of within two years after commencement of the offering period during which those shares were purchased or within one year after the date of purchase, then the Company will be entitled to an income tax deduction in the year of sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition, subject to any applicable limitations under Section 162(m) of the IRC. No deduction will be allowed in any other case.
Certain Rules Applicable to “Insiders.” Employees who are executive officers or directors of the Company are subject to the reporting and “short swing” profits liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended. Such provisions may restrict resale of the shares of Common Stock purchased under the ESPP. In addition, shares so received by a person deemed an “affiliate” of the Company under the Securities Act of 1933, as amended (the “Securities Act”) must be registered for resale by such person unless such resale complies with the provisions of Rule 144 under the Securities Act. Rule 405 under the Securities Act defines “affiliate” as “a person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with” the Company.
New Plan Benefits
Because the number of shares issued under the ESPP depends on the level of participation by its participants, we cannot determine the benefits or amounts that may be received by eligible participants in the future.
Stockholder approval of this Proposal 3 will require the affirmative vote the majority of shares present in person or represented by proxy, and entitled to vote, at the Annual Meeting. Abstentions will be counted toward the tabulation of votes on this proposal presented to the stockholders and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.
The Board unanimously recommends that you vote “FOR” the approval of the ESPP.

Modivcare 2022 Proxy Statement

Proposal Four:
Ratification of appointment of independent registered public accounting firm
The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021 was KPMG LLP. The Audit Committee of the Board has selected KPMG as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2022.
Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of KPMG as our independent registered public accounting firm. If stockholders do not ratify the appointment, though it may nevertheless retain KPMG, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment. In addition, even if the stockholders ratify the selection of KPMG, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interest of the Company.
The Company has been advised that representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the representatives will be available to respond to appropriate questions.
The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Board Recommendation
The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Modivcare 2022 Proxy Statement

Audit Committee Report
The Audit Committee of the Board consists of Mr. Kerley, Ms. Norwalk, Mr. Samant and Mr. Wright. Mr. Kerley is the Chairperson of the Audit Committee.
The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on the Company’s website at www.ModivCare.com/governance.
The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of ModivCare’s internal control over financial reporting as of December 31, 2021, which it made using the criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee has also reviewed and discussed with KPMG, the Company’s independent registered public accounting firm, its review and report on ModivCare’s internal control over financial reporting. ModivCare published these reports in its 2021 Annual Report.
The Audit Committee has reviewed and discussed with management and KPMG the audited consolidated financial statements of ModivCare for the fiscal year ended December 31, 2021. Management represented to the Audit Committee that ModivCare’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States. The Audit Committee also discussed with representatives of KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee received the written disclosures and the confirming letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with KPMG its independence from ModivCare.
Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements be included in the 2021 Annual Report.
The Audit Committee
Richard A. Kerley (Chairperson)
Leslie V. Norwalk
Rahul Samant
Frank J. Wright

Modivcare 2022 Proxy Statement

Independent Registered Public Accountants
Fees of Independent Registered Public Accounting Firm
Fees for professional services provided by KPMG, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2021 and 2020, in each of the following categories were:
	Fiscal Year Ended December 31,
	2021 ($)	2020 ($)
Audit fees	2,870,512	1,840,400
Audit related fees	—	—
Tax fees	262,873	101,042
All other fees	—	—
Total	3,133,385	1,941,442
Audit Fees
Audit fees consisted of amounts incurred for services performed in association with the annual financial statement audit (including required interim reviews), the audit of the Company’s internal control over financial reporting, and for services provided in connection with stand-alone or statutory audits and regulatory filings or engagements, as well as comfort letters rendered in connection with debt offerings.
Audit Related Fees
There were no audit related fees incurred for services rendered by KPMG during the periods presented.
Tax Fees
Tax fees consisted of amounts incurred for professional services rendered by KPMG for tax compliance, transfer pricing and tax consulting.
All Other Fees
There were no other fees incurred for services rendered by KPMG during the periods presented.
The Audit Committee has considered and determined that the services provided by KPMG were compatible with KPMG maintaining their independence.
The Audit Committee has adopted a policy that requires advance approval of all audit, audit related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee pre-approved all of the foregoing services provided to the Company by KPMG in fiscal years ended December 31, 2021 and 2020.

Modivcare 2022 Proxy Statement

Stockholder Proposals for 2023 Annual Meeting
Pursuant to the applicable rules promulgated under the Exchange Act, Company stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted within the Rule 14a-8 process for consideration at the Company’s annual meeting to be held in 2023 (the “2023 Annual Meeting”) will be January 2, 2023.
Pursuant to the Company’s Bylaws, in order for a stockholder to bring a proposal (other than proposals sought to be included in the Company’s Proxy Statement pursuant to Rule 14a-8 of the Exchange Act) before, or make a nomination at, the 2023 Annual Meeting, such stockholder must deliver a written notice of such proposal and/or nomination to, or it must be mailed and received by, the Company’s Corporate Secretary at the principal executive offices of the Company, located at 6900 Layton Avenue, 12th Floor, Denver, CO 80237, no earlier than the close of business on February 14, 2023, and not later than the close of business on April 15, 2023. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
As to all such matters which the Company does not have notice on or prior to April 15, 2023, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2023 Annual Meeting to vote on such proposal.

Modivcare 2022 Proxy Statement

Other Matters
On the date we filed this Proxy Statement with the SEC, the Board did not know of any other matter to be raised at the Annual Meeting. If any other matters properly come before our stockholders at this Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their best judgment.

Modivcare 2022 Proxy Statement

Additional Information
The Company files reports and other information with the SEC. Copies of these documents may be obtained at the SEC’s public reference room in Washington, D.C. The Company’s SEC filings are also available on the SEC’s web site at www.sec.gov. Stockholders may also request additional copies of the Company’s 2021 Annual Report, except for exhibits to the 2021 Annual Report, without charge, by submitting a written request to the Company’s Corporate Secretary at 6900 Layton Avenue, 12th Floor, Denver, CO 80237.

Modivcare 2022 Proxy Statement

Householding
In order to reduce printing costs and postage fees, the Company has adopted the process called “householding.” Under this procedure, the Company may deliver a single copy of the Notice, and if applicable, this Proxy Statement and 2021 Annual Report to multiple stockholders who share the same last name and address, unless the Company receives contrary instructions from stockholders at that address. Stockholders who participate in householding will continue to receive separate proxy cards, if applicable.
If you prefer to receive multiple copies of the Company’s Notice or Proxy Statement and the 2021 Annual Report at the same address, you may obtain additional copies by writing to the Company’s Corporate Secretary at 6900 Layton Avenue, 12th Floor, Denver, CO 80237 or by calling (303) 728-7030. We will deliver to you promptly any copies so requested. Eligible stockholders of record receiving multiple copies of this Proxy Statement and 2021 Annual Report can request householding by contacting the Company in the same manner.
By Order of the Board of Directors

Daniel E. Greenleaf
President and Chief Executive Officer
May 2, 2022
Denver, CO

Modivcare 2022 Proxy Statement

Appendix A
Non-GAAP Financial Measures and Adjustments
In addition to the financial results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this proxy statement includes EBITDA and Adjusted EBITDA for the Company, which are performance measures that are not recognized under GAAP but that we use to measure the Company’s performance and management’s performance against pre-established performance targets for purposes of determining payouts under our STI. EBITDA is defined by us as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net; (2) provision (benefit) for income taxes; and (3) depreciation and amortization. Adjusted EBITDA is calculated by us as EBITDA before certain items, including (as applicable): (1) restructuring and related charges, including severance and office closure and professional services costs related to our corporate reorganization; (2) equity in net (gain) loss of investee; (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods; (4) certain transaction and related costs; and (5) COVID-19 related costs. Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP.
Our non-GAAP performance measures exclude certain expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors and other interested parties to gain a better understanding of the factors and trends affecting the ongoing operations of our business and how actual payouts under our STI were determined in 2021 and how they fit within the Company’s broader executive compensation program. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net gain or loss in equity investee is excluded from these measures, as we and our management do not have the ability to manage the venture in which we have made our investment, allocate resources within the venture, or directly control its operations or performance.
We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business or the performance of our management.
A-1
Modivcare 2022 Proxy Statement

|	Appendix A
Reconciliation of Adjusted EBITDA of Modivcare
(dollars in thousands)	FY 2019	FY 2020	FY 2021
Net income	($4,953)	$89,614	($6,289)
Provision (benefit) for income taxes	(573)	22,356	8,729
Interest expense, net	850	17,599	49,081
Depreciation and amortization	16,816	26,183	56,998
Reported EBITDA	$12,140	$155,752	$108,519
1 Stock-based compensation	5,414	3,776	4,793
2 Cash settled equity	—	16,071	9,165
3 Equity in net (gain) loss of investees	29,685	(6,411)	38,250
4 Restructuring and related charges	6,691	6,179	21,185
5 Transaction costs	2,693	12,619	25,588
6 COVID-19 related costs	—	1,204	(2,492)
Total adjustments	$44,483	33,438	96,489
Adj. EBITDA	$56,623	$189,190	$205,008
Notes to Reconciliation of Adjusted EBITDA:
1.	Stock-based compensation: Stock-based compensation provided to employees and non-employee directors under the Company’s 2006 Long-Term Incentive Plan
2.
Cash settled equity: Adjusted EBITDA for the years ended December 31, 2020 and December 31, 2021 was recast to show the impact of stock-based compensation and cash settled equity, which the Company is now including, as of the second quarter ended June 30, 2021, for purposes of this calculation

3.
Equity in net (gain) loss of investees: The Company’s share of net (gain) loss in CCHN Group Holdings, Inc. and its subsidiaries, which operate under the Matrix Medical Network brand (“Matrix”). The Company holds a 43.6% non-controlling interest in Matrix. The investment in Matrix is accounted under the equity method of accounting

4.
Restructuring and related charges: Restructuring and related charges in 2020 include severance and office close costs of $2.930mm and professional fees for strategic initiatives of $3.249mm. For 2019, such charges include organizational consolidation costs of $4.027mm, severance costs of $1.673mm, and professional services of $0.991mm.

5.
Transaction costs: Transaction costs in 2021 include fees incurred in the acquisitions of CareFinders and VRI. Transaction costs in 2020 include fees incurred in the acquisitions of Simplura and National MedTrans. Transaction costs in 2019 include certain transaction-related expenses and Circulation MIP costs

6.	COVID-19 related costs: Additional costs required for health and safety precautions due to COVID-19, less grant income due to COVID-19
A-2
Modivcare 2022 Proxy Statement

Appendix B
MODIVCARE INC. EMPLOYEE STOCK PURCHASE PLAN
1.
Purpose. This ModivCare Inc. Employee Stock Purchase Plan (this “Plan”) is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Company intends that this Plan qualify as an “employee stock purchase plan” under Code Section 423 and this Plan shall be interpreted in a manner that is consistent with that intent.

2.	Definitions.
“Board” means the Board of Directors of the Company, as constituted from time to time.
“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board which has been appointed/committee appointed by the Board to administer this Plan.
“Common Stock” means the common stock of the Company, par value $0.001 per share.
“Company” means ModivCare, Inc., a Delaware corporation, including any successor thereto.
“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Code Section 424.
“Designated Agent” means the financial services firm or other agent designated by the Company to maintain ESPP Accounts on behalf of Participants who have purchased shares of Common Stock under this Plan.
“Effective Date” means the date as of which this Plan is adopted by the Board, subject to this Plan obtaining shareholder approval in accordance with Section 19(k) hereof.
“Eligible Employee” means an Employee who (a) has been employed by the Company or a Participating Subsidiary for at least six (6) months; and (b) is customarily employed for at least twenty (20) hours per week. Notwithstanding the foregoing, the Committee may exclude from participation in this Plan or any Offering, Employees who are “highly compensated employees” of the Company or a Participating Subsidiary (within the meaning of Code Section 414(q)) or a sub-set of such highly compensated employees.
“Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

Modivcare 2022 Proxy Statement

|	Appendix B
“Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in this Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.
“ESPP Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any date, the value of the shares of Common Stock as determined below. If the shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal. In the absence of an established market for the shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.
“Offering Date” means the first Trading Day of each Offering Period as designated by the Committee.
“Offering or Offering Period” means a period of approximately six (6) months beginning on or about each January 1st and July 1st of each year; provided, that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to such limitations as may be imposed by the Code) and/or the start and end dates of future Offering Periods.
“Participant” means an Eligible Employee who is actively participating in this Plan.
“Participating Subsidiaries” means the Subsidiaries that have been designated as eligible to participate in this Plan, and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion. As of the Effective Date, ModivCare Solutions, LLC is the only Participating Subsidiary.
“Plan” has the meaning given to such term in Section 1.
“Purchase Date” means the last Trading Day of each Offering Period.
“Purchase Price” means an amount equal to the lesser of: (a) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Purchase Date or (b) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Offering Date; provided, that, the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.
“Securities Act” means the Securities Act of 1933, as amended.
“Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Code Section 424(f).
“Trading Day” means any day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.
3.
Administration. This Plan shall be administered by the Committee which shall have the authority to construe and interpret this Plan, prescribe, amend and rescind rules relating to this Plan’s administration and take any other actions necessary or desirable for the administration of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in this Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering this Plan shall be borne by the Company.

4.
Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Code Section 423, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Code Section 423.

Modivcare 2022 Proxy Statement

|	Appendix B
Notwithstanding any provision of this Plan to the contrary, no Eligible Employee shall be granted an option under this Plan if (a) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Code Section 424(d)) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (b) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Code Section 423) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 (or such other limit as may be imposed by the Code) of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.
As of the Effective Date, all Employees who report directly to the Chief Executive Officer of the Company are not Eligible Employees.
5.
Offering Periods. This Plan shall be implemented by a series of Offering Periods, each of which shall be approximately six (6) months in duration, with new Offering Periods commencing on or about January 1 and July 1 of each year (or such other times as determined by the Committee). The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods.

6.	Participation.
(a)
Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in this Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. Participation in this Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes after-tax payroll deductions from his or her paycheck in an amount equal to the designated percentage or dollar amount of his or her compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to this Plan.

(b)	No Election Changes. Subject to Section 10, during an Offering Period, a Participant may not decrease or increase his or her rate of payroll deductions applicable to such Offering Period.
(c)
No Automatic Re-enrollment. A Participant must make an affirmative election to participate in this Plan and must complete a new Enrollment Form for each Offering Period, as elections will not carryover from one Offering Period to the next.

7.
Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than such number of shares of Common Stock which Fair Market Value would exceed the calendar year limitation set forth in Section 4.

8.
Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account. No fractional shares may be purchased but notional fractional shares of Common Stock will be allocated to the Participant’s ESPP Account to be aggregated with other notional fractional shares of Common Stock on future Purchase Dates, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment in accordance with Section 11.

9.
Transfer of Shares. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Account established in the name of the Participant with a Designated Agent and may require that the shares of Common Stock be retained with such Designated Agent for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 9.

Modivcare 2022 Proxy Statement

|	Appendix B
10.	Withdrawal.
(a)
Withdrawal Procedure. Subject to the Company’s insider trading policy, a Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen (15) days before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6(a) of this Plan.

(b)
Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

11.
Termination of Employment; Change in Employment Status. Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs at least thirty (30) days before the Purchase Date, the Participant will be deemed to have withdrawn from this Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 17, and the Participant’s option shall be automatically terminated. If the Participant’s termination of employment or change in status occurs within thirty (30) days before a Purchase Date, the accumulated payroll deductions shall be used to purchase shares on the Purchase Date.

12.	Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in this Plan.
13.	Shares Reserved for Plan.
(a)
Number of Shares. A total of 1,000,000 shares of Common Stock have been reserved as authorized for the grant of options under this Plan. The shares of Common Stock may be newly issued shares, treasury shares or shares acquired on the open market.

(b)
Over-subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under this Plan may be reduced if the Offering is over-subscribed. No option granted under this Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering would exceed the total number of shares of Common Stock remaining available under this Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under this Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

14.
Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17 hereof) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

15.
Application of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.

16.
Statements. Participants will be provided with statements at least annually which shall set forth the contributions made by the Participant to this Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant’s notional account.

17.
Designation of Beneficiary. A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from

Modivcare 2022 Proxy Statement

|	Appendix B
the Participant’s ESPP Account under this Plan in the event of such Participant’s death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s notional account in the event of the Participant’s death prior to the Purchase Date of an Offering Period.
18.	Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.
(a)
Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under this Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under this Plan, and the numerical limits of Section 7 and Section 13.

(b)
Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

(c)
Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

19.	General Provisions.
(a)
Equal Rights and Privileges. Notwithstanding any provision of this Plan to the contrary and in accordance with Code Section 423, all Eligible Employees who are granted options under this Plan shall have the same rights and privileges.

(b)	No Right to Continued Service. Neither this Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.
(c)
Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options granted under this Plan when the shares are transferred to the Participant’s ESPP Account. A Participant will have no rights as a shareholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above.

(d)	Successors and Assigns. This Plan shall be binding on the Company and its successors and assigns.
(e)	Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.
(f)
Compliance with Law. The obligations of the Company with respect to payments under this Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.

Modivcare 2022 Proxy Statement

|	Appendix B
(g)
Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under this Plan, if such disposition or transfer is made within two years after the Offering Date or within one year after the Purchase Date.

(h)	Term of Plan. This Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 19(i), shall have a term of ten (10) years.
(i)
Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate this Plan at any time and for any reason. If this Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 18). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

(j)
Applicable Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

(k)	Shareholder Approval. This Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date this Plan is adopted by the Board.
(l)
Code Section 423. This Plan is intended to qualify as an “employee stock purchase plan” under Code Section 423. Any provision of this Plan that is inconsistent with Code Section 423 shall be reformed to comply with Code Section 423.

(m)
Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with this Plan.

(n)
Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

(o)	Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of this Plan.
* * * * *

Modivcare 2022 Proxy Statement

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D83634-P69964 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MODIVCARE INC.

The Board of Directors recommends you vote FOR the election of the Nominees:

1. Election of Class I Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Richard A. Kerley	☐	☐	☐
1b. Stacy Saal	☐	☐	☐
1c. Christopher S. Shackelton	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ModivCare Inc.'s 2022 Notice and Proxy Statement, Proxy Card and 2021 Annual Report on Form 10-K are available at www.proxyvote.com

D83635-P69964

MODIVCARE INC.
Annual Meeting of Stockholders
June 14, 2022 10:00 AM MDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Daniel E. Greenleaf and Jonathan B. Bush, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this Proxy Card, all of the shares of Common Stock of MODIVCARE INC. that the stockholder(s) is/are entitled to vote at the 2022 Annual Meeting of Stockholders to be held at 10:00 AM, MDT on June 14, 2022, at 6900 Layton Avenue, 12th Floor, Denver, CO 80237, and any adjournment or postponement thereof.

This Proxy Card, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this Proxy will be voted for the election of the nominees listed in Proposal 1, for Proposal 2, for Proposal 3 and for Proposal 4. With respect to such other business that may properly come before the Annual Meeting and any adjournments, postponements or reschedulings thereof, said proxies are authorized to vote in their discretion in accordance with their best judgment, subject to the conditions described in the accompanying Proxy Statement.

Continued and to be signed on reverse side